UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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FISHER COMMUNICATIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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FISHER COMMUNICATIONS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 30, 2008

To the Shareholders of Fisher Communications, Inc:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Fisher Communications, Inc. (the “Company”) will be held at Fisher Plaza, 140 4th Avenue North, Seattle, Washington 98109, at 10:00 a.m., Wednesday, April 30, 2008, for the purpose of considering and voting upon the following matters:

1. ELECTION OF DIRECTORS.  To elect four (4) directors for a term of three years or until their successors have been elected and qualified.

2. APPROVAL OF THE FISHER COMMUNICATIONS, INC. 2008 EQUITY INCENTIVE PLAN.

3. RATIFICATION OF THE APPOINTMENT of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

4. ANY OTHER BUSINESS that may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has established the close of business on March 3, 2008 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting.

Further information regarding voting rights and the business to be transacted at the Annual Meeting is provided in the accompanying Proxy Statement. Family members are welcome to accompany you at the Annual Meeting.

March 25, 2008	BY ORDER OF THE BOARD OF DIRECTORS

S. Mae Fujita Numata, Senior Vice President,
Chief Financial Officer and Corporate Secretary

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, please sign and date your Proxy and return it in the enclosed postage prepaid envelope. It is important that your shares be represented and that a quorum is present. If you attend the Annual Meeting in person, your Proxy may be revoked and you may personally vote your shares, even though you have previously returned your Proxy.

PROXY STATEMENT

FISHER COMMUNICATIONS, INC.
100 4th Avenue North
Suite 510
Seattle, Washington 98109
(206) 404-7000

This Proxy Statement and the accompanying form of Proxy are being sent to shareholders of Fisher Communications, Inc. (the “Company”) on or about March 25, 2008 for use in connection with the Annual Meeting of Shareholders of the Company to be held on April 30, 2008.

ABOUT THE ANNUAL MEETING

When and where is the Annual Meeting?

The Annual Meeting of Shareholders of the Company (the “Annual Meeting”) will be held at 10:00 a.m. on Wednesday, April 30, 2008 at Fisher Plaza, 140 4th Avenue North, Seattle, Washington 98109. (The entrance to the Fisher Plaza garage is on John Street.) Directions to Fisher Plaza and a map are provided on the back cover of this Proxy Statement.

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon the matters outlined in the accompanying Notice of Annual Meeting of Shareholders, including the election of directors, approval of the Fisher Communications, Inc. 2008 Equity Incentive Plan and ratification of the Company’s independent registered public accounting firm. In addition, the Company’s management will report on the performance of the Company during 2007 and respond to questions from shareholders.

Who is entitled to vote?

Only shareholders of record at the close of business on the record date, March 3, 2008, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting.

Who can attend the Annual Meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Family members are welcome to accompany you to the Annual Meeting. Admission to the Annual Meeting will be by admission card only. If you hold your shares in “street name” (that is, through a broker or other nominee), you may request an admission card by writing or phoning the Company; you will need to bring to the Annual Meeting a letter from the broker or other nominee confirming your beneficial ownership.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of at least a majority of the Company’s shares of common stock outstanding on the record date will constitute a quorum, permitting the Annual Meeting to conduct its business. As of the record date, 8,728,858 shares of common stock of the Company were outstanding.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you have directed. If you are a registered shareholder and attend the Annual Meeting, you may deliver your completed proxy card in person. “Street name” shareholders that wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

After you have submitted your proxy, you may change your vote at any time before the proxy is exercised by submitting to the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders with respect to your shares will be suspended if you attend the Annual Meeting in person and so request to the Secretary of the Company, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

What are the Board of Director’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board of Directors unanimously recommends a vote “FOR” all nominees to be elected as directors, “FOR” approval of the adoption of the Fisher Communications, Inc. 2008 Equity Incentive Plan and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, as set forth in this Proxy Statement.

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion in accordance with their best judgment.

What vote is required to approve each item?

Election of Directors.  Directors will be elected by a plurality of the votes cast at the Annual Meeting by Company shareholders present, in person or by proxy, and entitled to vote. In the election of directors, shareholders have cumulative voting rights. Accordingly, a shareholder may either: (i) cumulate his or her shares and give one nominee (or divide in any proportion among some or all nominees) as many votes as the number of shares that such shareholder holds, multiplied by the number of nominees; or (ii) vote his or her shares, multiplied by the number of nominees, equally among the nominees for election. If a shareholder wishes to cumulate his or her votes, he or she should multiply the number of votes he or she is entitled to cast by the number of directors to be elected (deriving a cumulative total) and then write the number of votes for each director next to each director’s name on the proxy card. The total votes cast in this manner may not exceed the cumulative total. If a shareholder does not wish to cumulate votes for directors, he or she should indicate a vote “FOR” the nominees or a “WITHHOLD” vote with respect to the nominees, as provided on the proxy card. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Under the rules of the Financial Industry Regulatory Authority, brokers holding stock for the accounts of their clients who have not been given specific voting instructions by their clients as to the election of directors may vote their clients’ proxies in their own discretion with respect to such proposal. Accordingly, there cannot be any broker non-votes on this matter.

Approval of the Fisher Communications, Inc. 2008 Equity Incentive Plan.  The proposal to approve the Fisher Communications, Inc. 2008 Equity Incentive Plan will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. Each outstanding share shall be entitled to one vote. Abstentions and broker non-votes will have no effect on this matter because they will not represent votes cast for the purpose of voting on this matter. Broker non-votes occur when a person holding shares through a bank or brokerage account does not provide instructions as to how his or her shares should be voted and the broker either does not exercise, or is not permitted to exercise, discretion to vote those shares on a particular matter. Brokers may not exercise discretion to vote shares as to which instructions are not given with respect to this matter.

Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.  The proposal to ratify the appointment of Pricewaterhouse Coopers LLP as the Company’s independent registered public accounting firm for 2008 will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. Each outstanding share will be entitled to one vote. Abstentions will have no effect on this matter because they will not represent votes cast for the purpose of voting on this matter. There will be no broker non-votes on this matter because brokers who hold shares for the accounts of their clients have the discretionary authority to vote such shares on this matter.

Who is soliciting proxies and who will bear the cost of soliciting votes for the Annual Meeting?

The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company, with the cost of solicitation borne by the Company. Solicitation may be made by directors and officers of the Company, via mail, telephone, facsimile or personal interview. The Company does not expect to pay any compensation for the solicitation of proxies, except for reimbursements to brokers, nominees and similar record holders for reasonable expenses in mailing proxy materials to beneficial owners and the expenses of Georgeson Inc. described below.

The Company has retained Georgeson Inc. to assist in the distribution and solicitation of proxies for a fee of approximately $12,000 plus distribution costs and other reasonable expenses. Georgeson Inc. may also solicit proxies via telephone for which they will be paid a per-call fee.

BUSINESS OF THE ANNUAL MEETING

There are three matters being presented for consideration by the shareholders at the Annual Meeting.

Proposal No. 1 — Election of Directors

The Company’s Amended and Restated Articles of Incorporation, as amended (“Articles”), provide that the number of directors must fall within a range of 9 and 19, the exact number to be determined pursuant to the Company’s Bylaws. The Bylaws currently provide that the Board of Directors will consist of 10 directors. The number of directors may be changed by amending the Bylaws. The Articles also provide that the Board of Directors may fill vacancies created on the Board of Directors, provided that the number of directors shall at no time exceed 19.

Directors are elected for terms of three years and until their successors have been elected and qualified. The Company’s Articles and Bylaws require that the terms of the directors be staggered such that approximately one-third of the directors are elected each year to the extent permitted by Washington State law.

In accordance with the above, the Board of Directors has nominated Richard L. Hawley, George F. Warren, Jr., William W. Warren, Jr. and Michael D. Wortsman, for election as directors for three-year terms to expire in the year 2011. All nominees are presently directors of the Company. If such nominees should refuse or be unable to serve, your Proxy will be voted for such person as shall be designated by the Board of Directors to replace any such nominee. The Board of Directors presently has no knowledge that any of the nominees will refuse or be unable to serve.

The Board Of Directors Unanimously Recommends That You Vote
“FOR” All Nominees To Be Elected As Directors.

Proposal No. 2 — Approval of the Fisher Communications, Inc. 2008 Equity Incentive Plan

The Company’s Board of Directors believes that the effective use of stock-based long-term incentive compensation has been integral to the Company’s success in the past and is vital to its ability to achieve continued strong performance in the future. Accordingly, the Board of Directors is seeking shareholder approval of the Fisher Communications, Inc. 2008 Equity Incentive Plan (the “2008 Plan”) that authorizes for issuance 1,060,000 shares of the Company’s common stock (“Common Stock”) in connection with awards granted under the 2008 Plan. The Board of Directors approved the 2008 Plan on March 12, 2008, subject to shareholder approval at the Annual Meeting. The Board of Directors recommends that shareholders vote for approval of the 2008 Plan.

If the 2008 Plan is approved by shareholders, it will replace the Fisher Communications Incentive Plan of 2001 (the “2001 Plan”), which expires by its terms on April 26, 2008. Outstanding awards under the 2001 Plan will continue to be governed by the terms of the 2001 Plan until exercised, expired or otherwise terminated or canceled. As of March 13, 2008, 210,478 shares of Common Stock were available for issuance under the 2001 Plan. As of the same date, 325,022 shares of Common Stock were subject to outstanding awards under the 2001 Plan.

The following description of the 2008 Plan is a summary, does not purport to be a complete description of the 2008 Plan and is qualified in its entirety by the full text of the 2008 Plan. A copy of the 2008 Plan is attached to this proxy statement as Appendix A and is incorporated herein by reference.

Description of the 2008 Plan

Purpose

The purpose of the 2008 Plan is to attract, retain and motivate employees, officers and directors of the Company and its affiliates by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s shareholders.

Administration

The 2008 Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee must be comprised of two or more directors, each of whom must be a “non-employee director” within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Under the terms of the 2008 Plan, the Committee has the authority to, among other things:

•	select eligible individuals to whom awards are granted;

•	determine the types of awards to be granted and the number of shares of Common Stock subject to each award;

•	determine the terms, conditions and provisions of such awards;

•	interpret and administer the 2008 Plan and any instrument evidencing an award, notice or agreement executed or entered into under the 2008 Plan; and

•	make any other determination and take any other action that the Committee deems necessary or desirable for administration of the 2008 Plan.

Eligibility

Awards may be granted under the 2008 Plan to employees, officers and directors of the Company and its affiliates as selected by the Committee. As of March 3, 2008, approximately 906 employees and officers, and 9 directors were eligible to participate in the 2008 Plan. However, the Compensation Committee currently intends to grant awards under the 2008 Plan only to key employees and directors.

Number of Shares

Subject to adjustment in the event of a stock dividend, stock split, spin-off, recapitalization, merger or similar event, the number of shares of Common Stock authorized for issuance under the 2008 Plan is 1,060,000 shares. The shares of Common Stock deliverable under the 2008 Plan will consist of authorized and unissued shares. Shares of Common Stock covered by an award granted under the 2008 Plan will not be counted as used unless and until they are actually issued and delivered to a participant. Shares of Common Stock relating to awards that lapse, expire, terminate or are canceled prior to issuance of the shares and shares issued under the 2008 Plan that are subsequently forfeited to or otherwise reacquired by the Company will again become available for issuance under the 2008 Plan. Shares of Common Stock withheld by or tendered to the Company as payment for the purchase price of an award or to satisfy tax withholding obligations related to an award and shares of Common Stock related to an award that is settled in cash or in another manner where some or all of the shares covered by the award are not issued will again become available for issuance under the 2008 Plan. Awards granted under the 2008 Plan by the Company in connection with acquisition transactions in substitution or exchange for awards previously granted by an acquired entity will not reduce the number of shares authorized for issuance under the 2008 Plan. Any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject to or paid with respect to an award will not reduce the number of shares of Common Stock available under the 2008 Plan. The maximum number of shares of Common Stock that may be issued pursuant to the exercise of incentive stock options is the total stated number of shares authorized under the 2008 Plan.

Types of Awards

The 2008 Plan permits the granting of any or all of the following types of awards: (1) incentive and nonqualified stock options; (2) stock appreciation rights; (3) stock awards, restricted stock and stock units; (4) performance shares and performance units; and (5) other stock or cash-based awards. Awards may be granted either alone or in addition to or in tandem with any other type of award.

Stock Options.  Stock options entitle the holder to purchase a specified number of shares of Common Stock at a specified price, which is called the exercise price, subject to the terms and conditions of the option grant. Except for certain grants made to assume or substitute awards in connection with acquisition transactions, the exercise price of stock options granted under the 2008 Plan must be at least 100% of the fair market value of the Common Stock on the date of grant and, with respect to incentive stock options, must not be less than the minimum exercise price required by Section 422 of the Code. The Committee will fix the term of each option, but options granted under the 2008 Plan will not be exercisable more than ten years after the date the option is granted. Each option will vest and become exercisable at such time or times as determined by the Committee. Options may be exercised, in whole or in part, by payment in full of the purchase price in one or a combination of the following forms of payment: cash; check or wire transfer; the withholding of Common Stock that would otherwise be issued on exercise of the option; the delivery of Common Stock already owned by the participant; broker-assisted cashless exercise; or such other consideration as may be permitted by the Committee.

After termination of service with the Company or its affiliates, a participant will be able to exercise his or her option for the period of time, if any, and on the terms and conditions determined by the Committee and stated in the option agreement. If a participant is terminated for cause, all options generally will automatically expire upon notification to the participant of the termination.

Stock Appreciation Rights.  Stock appreciation rights (“SARs”) may be granted alone (“freestanding”) or in tandem with another option award (“related option”). Except for certain grants made to assume or substitute awards in connection with acquisition transactions, the grant price of a freestanding SAR will be at least 100% of the fair market value of the Common Stock on the date of grant. The grant price of a tandem SAR will be equal to the exercise price of the related option. Upon exercise of a SAR, the holder is entitled to receive the excess of the fair market value of the shares for which the right is exercised over the grant price of the SAR. Payment upon exercise of a SAR will be in cash, shares, some combination of cash and shares or in any other manner approved by the Committee. The Committee may impose any conditions or restrictions on the exercise of a SAR as it deems appropriate. The term of a freestanding SAR will not be more than ten years. The term of a tandem SAR will not exceed the term of the related option. Any related option will no longer be exercisable to the extent the SAR has been exercised, and the related SAR will generally be canceled to the extent the related option has been exercised.

Stock Awards, Restricted Stock and Stock Units.  Awards of shares of Common Stock, or awards designated in units of Common Stock, may be granted under the 2008 Plan. These awards may be made subject to repurchase or forfeiture restrictions at the Committee’s discretion. The Committee may waive any repurchase or forfeiture restrictions at any time in its sole discretion. The restrictions may be based on continuous service with the Company or its affiliates and/or the achievement of specified performance criteria, as determined by the Committee.

Performance Awards.  Performance awards may be in the form of performance shares or performance units. Performance shares are units valued by reference to a designated number of shares of Common Stock. Performance units are units valued by reference to a designated amount of cash. Performance shares or performance units may be payable upon the attainment of performance criteria and other terms and conditions as established by the Committee. Performance awards may be paid entirely in cash or shares of Common Stock or in any combination of cash and shares of Common Stock, in the discretion of the Committee. The amount of any payment may be adjusted on the basis of such further considerations as the Committee determines in its sole discretion.

Other Stock or Cash-Based Awards.  Incentives payable in cash or in shares of Common Stock, subject to the terms of the 2008 Plan and any other terms and conditions determined by the Committee, may be granted either alone or in addition to other awards granted under the 2008 Plan.

Repricing

Without shareholder approval, the Committee may not (1) cancel or amend outstanding options or stock appreciation rights for the purpose of repricing, replacing or regranting such awards with options or stock appreciation rights that have a purchase or grant price that is less than the purchase or grant price for the original option or stock appreciation right, except in connection with certain adjustments or (2) issue an option or amend an outstanding option to provide for the grant or issuance of a new option on exercise of the original option.

Performance-Based Compensation under Section 162(m)

Performance Goals and Criteria.  Under Section 162(m) of the Code, the Company is generally prohibited from deducting for federal income tax purposes compensation paid to the Company’s chief executive officer and three other most highly compensated executive officers (other than the chief financial officer) in excess of $1,000,000 per person in any year. However, compensation that qualifies as performance-based is excluded for purposes of calculating the amount of compensation subject to the $1,000,000 limit.

If the Committee intends to qualify an award under the 2008 Plan as “qualified performance-based compensation” under Section 162(m) of the Code, the performance goals selected by the Committee may be based on the attainment of specified levels of one, or any combination, of the following performance criteria for the Company as a whole or any business unit, as reported or calculated by the Company: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total shareholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; customer satisfaction metrics; employee satisfaction metrics; services performance metrics; subscriber metrics; cash management metrics; or asset management metrics.

The performance goals also may be based on the achievement of specified levels of performance for the Company as a whole or any business unit or applicable affiliate under one or more of the performance goals described above relative to the performance of other corporations.

The Committee may provide in any award that any evaluation of performance may include or exclude any of the following events that occur during a performance period: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s annual report to shareholders for the applicable year; acquisitions or divestitures; foreign exchange gains and losses; and gains and losses on asset sales.

Adjustments.  The Committee may adjust the amount payable pursuant to an award under the 2008 Plan that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code downwards but not upwards. The Committee may not waive the achievement of the applicable performance goals related to an award except in the case of the participant’s death or disability.

Limitations.  Subject to adjustment in the event of a stock dividend, stock split, spin-off, recapitalization, merger or similar event, participants that are granted awards intended to qualify as “performance-based compensation” may not be granted awards other than performance units for more than 200,000 shares of Common Stock in any calendar year. However, the Company may make additional one-time grants of such awards for up to 250,000 shares to newly hired or newly promoted individuals. The maximum dollar value payable to any participant with respect to performance units or any other awards payable in cash that are intended to qualify as “performance-based compensation” shall not exceed $1,000,000 in any calendar year.

Change in Control and Company Transaction

Change in Control.  Under the 2008 Plan, unless the Committee determines otherwise in the instrument evidencing an award or in a written employment, services or other agreement between the participant and the Company or an affiliate, in the event of a change in control:

•	All outstanding awards, other than performance shares and performance units, will become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions will lapse, immediately prior to the change in control and will terminate at the effective time of the change in control. However, if the change in control is a company transaction, such awards will become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions will lapse, only if and to the extent such awards are not converted, assumed or replaced by the successor company. Any such awards that are converted, assumed or replaced in the company transaction and do not otherwise accelerate at the time of the company transaction will become fully vested and exercisable with respect to the entire unvested portion of the award, and all applicable deferral and restriction limitations or forfeiture provisions will lapse, if the participant’s employment with the successor company terminates either in connection with the company transaction or within one year thereafter, unless termination is by the successor company for cause or by the participant voluntarily without good reason.

•	All performance shares and performance units earned and outstanding as of the date the change in control occurs will be payable in full at the target level in accordance with the payout schedule included in the instrument evidencing the award. Any remaining performance shares or performance units for which the payout level has not been determined will be prorated at the target payout level up to and including the date of the change in control and will be payable in full at the target level in accordance with the payout schedule included in the instrument evidencing the award.

•	In the event of a change in control that is a company transaction, the Committee may in its discretion instead provide that a participant’s outstanding awards will be cashed-out. In addition, the Committee may in its discretion instead determine the effect of a change in control on outstanding awards at the time of the change in control and in light of the circumstances surrounding the change in control.

Definition of change in control.  Unless the Committee determines otherwise with respect to an award at the time it is granted or unless otherwise defined for purposes of an award in a written employment, services or other agreement between a participant and the Company or an affiliate, a change in control of the Company generally means the occurrence of any of the following events:

•	an acquisition of beneficial ownership of 40% or more of either (a) the then outstanding shares of Common Stock or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (excluding any acquisition directly from the Company, any acquisition by the Company, any acquisition by any employee benefit plan of the Company or an affiliate, an acquisition pursuant to a transaction with certain related parties, or any acquisition approved by the Board of Directors);

•	a change in the composition of the Board of Directors during any two-year period such that the incumbent Board members cease to constitute at least a majority of the Board of Directors (not including directors whose election, or nomination for election by shareholders, was approved by a majority of the incumbent Board); or

•	consummation of a company transaction.

Definition of company transaction.  Unless the Committee determines otherwise with respect to an award at the time it is granted or unless otherwise defined for purposes of an award in a written employment, services or other agreement between a participant and the Company or an affiliate, a company transaction generally means the consummation of any of the following, excluding transactions with certain related parties:

•	a merger or consolidation of the Company with or into any other company;

•	a statutory share exchange in which the Company’s outstanding shares are acquired or a sale in a transaction or series of transactions undertaken with a common purpose of at least a majority of the Company’s outstanding voting securities; or

•	a sale, lease, exchange or other transfer in a transaction or series of related transactions undertaken with a common purpose of all or substantially all of the Company’s assets.

Term, Termination and Amendment

Unless earlier terminated by the Board of Directors or the Committee, the 2008 Plan will terminate, and no further awards may be granted, ten years after the date on which shareholders approve the 2008 Plan. Generally, the Board of Directors or the Committee may amend, suspend or terminate all or any portion of the 2008 Plan at any time, but such amendment, suspension or termination may not, without the participant’s consent, materially adversely affect any rights under any outstanding award. The Board of Director’s and Committee’s right to amend the 2008 Plan is subject to shareholder approval to the extent necessary to comply with applicable law, stock exchange rules or regulatory requirements. The Committee may amend the terms of any award granted, prospectively or retroactively, but generally cannot materially adversely impair the rights of any participant without the participant’s consent.

Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the 2008 Plan generally applicable to the Company and to participants in the 2008 Plan who are U.S. citizens. The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Stock Options

Nonqualified Stock Options.  A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of the Common Stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the option on the date of exercise and the option exercise price. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

Incentive Stock Options.  A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment as an employee or within three months after his or her employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the option exercise price. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price (or, if less, the excess of the amount realized on the disposition of the shares over the option exercise price). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of Common Stock already held by the participant to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights

A participant generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of the Common Stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Unrestricted Stock Awards

Upon receipt of an unrestricted stock award, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid by the participant with respect to the shares. When a participant sells the shares, the participant generally will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, paid by the participant with respect to the shares plus the amount of taxable ordinary income recognized by the participant upon receipt of the shares.

Restricted Stock Awards

A recipient of a restricted stock award generally will recognize compensation taxable as ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares on the date the restrictions lapse over the amount, if any, paid by the participant with respect to the shares.

Instead of postponing the federal income tax consequences of a restricted stock award until the restrictions lapse, the participant may elect to recognize compensation taxable as ordinary income in the year of the award in an amount equal to the fair market value of the shares at the time of receipt. This election is made under Section 83(b) of the Code. A Section 83(b) election is made by filing a written notice with the Internal Revenue Service office with which the participant files his or her federal income tax return. The notice must be filed within thirty (30) days of the date of grant of the restricted stock award for which the election is made and must meet certain technical requirements.

The tax treatment of a subsequent disposition of restricted stock will depend upon whether the participant has made a timely and proper Section 83(b) election. If the participant makes a timely and proper Section 83(b) election, when the participant sells the restricted shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. If no Section 83(b) election is made, any disposition after the restrictions lapse generally will result in short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, paid by the participant with respect to the shares, plus the amount of taxable ordinary income recognized by the participant either at the time the restrictions lapsed or at the time of the 83(b) election, as the case may be. If the participant forfeits the shares to the Company (e.g., upon the participant’s termination prior to expiration of the restriction period), the participant may not claim a deduction with respect to the income recognized as a result of making a Section 83(b) election.

Any dividends paid with respect to shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.

Performance Awards and Other Stock Unit Awards

A participant generally will not recognize taxable income upon the grant of a performance award. Upon the distribution of cash, shares or other property to a participant pursuant to the terms of a performance award, the participant generally will recognize compensation taxable as ordinary income equal to the excess of (a) the amount of cash or the fair market value of any other property issued or paid to the participant pursuant to the terms of the award over (b) any amount paid by the participant with respect to the award. The U.S. federal income tax consequences of other stock unit awards will depend upon the specific terms of each award.

Tax Consequences to the Company

In the foregoing cases, the Company generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Tax Withholding

The Company is authorized to deduct or withhold from any award granted or payment due under the 2008 Plan, or require a participant to remit to the Company, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. The Company is not required to issue any shares of Common Stock or otherwise settle an award under the 2008 Plan until all tax withholding obligations are satisfied.

Other Information

A new plan benefits table for the 2008 Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the 2008 Plan if the 2008 Plan was then in effect, as described in the federal proxy rules, are not provided because all awards made under the 2008 Plan will be made at the Committee’s discretion. Therefore, the benefits and amounts that will be received or allocated under the 2008 Plan are not determinable at this time.

The closing price of the Common Stock, as reported on the Nasdaq Global Market on March 17, 2008, was $28.97 per share.

The Board Of Directors Unanimously Recommends That You Vote
“FOR” Approval Of The Fisher Communications, Inc. 2008 Equity Incentive Plan.

Proposal No. 3 — Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008 and is proposing that the shareholders ratify such selection. Although ratification is not required by law, the Audit Committee believes that the Company’s shareholders should be given an opportunity to express their views on the subject. Rule 10A-3(b)(2) under the Securities Exchange Act of 1934 requires that the audit committee “must be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged...for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the listed issuer.” As the Audit Committee cannot abdicate this authority to the shareholders, the ratification of the selection is not binding. Any failure of the shareholders to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm would, however, be considered by the Audit Committee.

PricewaterhouseCoopers LLP performed an audit of the Company’s consolidated financial statements, and of the effectiveness of internal control over financial reporting for the year ended December 31, 2007. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. Representatives of PricewaterhouseCoopers LLP also will be available to respond to appropriate questions by shareholders.

The Board Of Directors Unanimously Recommends That You Vote
“FOR” The Ratification of PricewaterhouseCoopers LLP as the Company’s
Independent Registered Public Accounting Firm.

INFORMATION WITH RESPECT TO NOMINEES AND
DIRECTORS WHOSE TERMS CONTINUE

The following tables set forth certain information with respect to director nominees and directors whose terms continue. The table below includes (i) the age of each director as of December 31, 2007, (ii) the principal occupation(s) of each director during the past five years, and (iii) the year each director was first elected or appointed. All nominees have been recommended by the Nominating and Corporate Governance Committee and have consented to serve if elected. Proxies cannot be voted for a greater number of persons than the number of nominees named. If any nominee becomes unable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominated by the Nominating and Corporate Governance Committee.

NOMINEES FOR DIRECTORS FOR THREE YEAR TERM EXPIRING IN 2011

Name and Age	Principal Occupation(s) Of Director During Last Five Years

Richard L. Hawley, 58	Mr. Hawley has been a director since 2003. Mr. Hawley has been Executive Vice President and Chief Financial Officer of Nicor Inc., a holding company, and Nicor Gas., a public utility, since December 2003. Mr. Hawley was Vice President and Chief Financial Officer of Puget Energy, Inc., a public utility holding company, and Puget Sound Energy, Inc., a public utility, from 1998 to 2002.
George F. Warren, Jr., 73	Mr. Warren has been a director since 1999. Mr. Warren has been a director of a private investment company since 1993. Mr. Warren was President of a privately held land development company from 1993 until 2004.
William W. Warren, Jr., 69	Mr. Warren has been a director since 1992. Mr. Warren has been a professor of Physics at Oregon State University since 1991. Mr. Warren has been a director and Vice President of a private investment company since 1999.
Michael D. Wortsman, 60	Mr. Wortsman was elected as a director on July 26, 2007. Mr. Wortsman is currently a private investor focusing on television content and feature film production. He is Senior Managing Partner of Frontera Productions LLC. He was President of Univision Television Group, the leading Spanish Language Media company in the United States from 1997 until the sale of the company in April 2007. Before joining Univision as Executive Vice President Corporate Development in 1993, Mr. Wortsman held various Executive positions at ABC, FOX and NBC owned television and radio stations.

CONTINUING DIRECTORS WITH TERM EXPIRING IN 2009

Deborah L. Bevier, 56	Ms. Bevier has been a director since 2003. Ms. Bevier has been the Principal of DL Bevier Consulting LLC, an organizational and management consulting firm since 2004. Ms. Bevier was President of the Waldron Consulting Division of Waldron & Company from 2004 to 2006. From 1996 until 2003, Ms. Bevier served as a director, President and Chief Executive Officer of Laird Norton Financial Group, an independent financial advisory services firm and its predecessor companies. Ms. Bevier serves on the board of directors of Coinstar, Inc., a multi-national provider of services to retailers, F5 Networks, Inc., a global leader in Application Delivery Networking and Puget Sound Bank.

Name and Age	Principal Occupation(s) Of Director During Last Five Years

Phelps K. Fisher, 73	Mr. Fisher has been a director since 1979 and non-executive Chairman of the Board of Directors since April 2003. Mr. Fisher was Executive Vice President — Marketing, Fisher Broadcasting Company from 1993 to September 1999.
Jerry A. St. Dennis, 65	Mr. St. Dennis has been a director since 2003. Mr. St. Dennis has been associated with Cascade Investment, LLC, an investment management firm, since 2000.

CONTINUING DIRECTORS WITH TERM EXPIRING IN 2010

Colleen B. Brown, 49	Ms. Brown has been President and Chief Executive Officer of Fisher Communications, Inc. since October 2005. She was elected as a director of the Company on October 26, 2006. From 2004 to 2005, Ms. Brown was President and owner of Aberdeen Media Corporation, an entrepreneurial venture founded to pursue opportunities in the U.S. television market. Ms. Brown served as Senior Vice President at Belo Corp. from 2000 to 2003 and as President of the broadcast group for Lee Enterprises, Incorporated from 1998 to 2000. Ms. Brown served in various senior management capacities at Gannett Co., Inc.’s broadcasting operations from 1980 to 1998.
Donald G. Graham, III, 53	Mr. Graham has been a director since 1993. Mr. Graham is a professional photographer. He has been a Vice President and a Director of the O.D. Fisher Investment Company since 1989.
Brian P. McAndrews, 49	Mr. McAndrews was elected as a director on October 26, 2006. Mr. McAndrews has lead the Microsoft Corporation Advertiser and Publisher Solutions Group since August 2007. Prior to its acquisition by Microsoft Corporation in August 2007, Mr. McAndrews ran aQuantive, Inc., a global digital marketing company, serving as Chief Executive Officer and a Director since September 1999, and as President since January 2000. From February 1990 to September 1999, Mr. McAndrews worked for ABC, Inc., a broadcasting and communications company, holding executive positions at ABC Sports, ABC Entertainment and ABC Television.

The Board of Directors has determined that all directors except Ms. Brown are independent directors of the Company within the meaning of Rule 4200 of Nasdaq’s Marketplace Rules. In addition, Mr. James W. Cannon, who served on the Board of Directors until his retirement on July 26, 2007, and Ms. Carol H. Fratt and Mr. Donald G. Graham, Jr., who served on the Board of Directors until their retirement on April 26, 2007, were each determined by the Board of Directors to be independent directors within the meaning of Rule 4200 of Nasdaq’s Marketplace Rules during their tenure on the Board of Directors in 2007. Prior to his retirement, Mr. Cannon was the Chair of the Audit Committee and a member of the Compensation, Nominating and Corporate Governance, Executive and Planning Committees. Prior to her retirement, Ms. Fratt served on the Nominating and Corporate Governance Committee. Each of Mr. Cannon and Ms. Fratt were determined by the Board of Directors to be independent within the meaning of Rules 4200 and (in Mr. Cannon’s case) 4350(d) of Nasdaq’s Marketplace Rules during their tenure as a member of the Audit, Compensation or Nominating and Corporate Governance Committees, as applicable, in 2007. In connection with his election to the Board of Directors in July 2007, Mr. Wortsman was recommended to the Nominating and Corporate Governance Committee by the Company’s Chief Executive Officer.

INFORMATION REGARDING THE BOARD OF DIRECTORS
AND ITS COMMITTEES

The following sets forth information concerning the Board of Directors and Committees of the Company during the fiscal year ended 2007.

How Often Did the Board of Directors Meet During 2007?

The Company held seven Board of Director meetings in 2007. In addition, the Board of Directors passed two unanimous written consents in lieu of a special meeting. During the fiscal year ended 2007, each director attended at least 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he or she was a director) and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served (during the periods that he or she served). All of the current directors served for the duration of 2007, except for Mr. Wortsman who did not become a director until July 26, 2007. The Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s Annual Meeting of Shareholders. Ten of the Company’s then-current directors attended the Company’s 2007 Annual Meeting of Shareholders.

What Committees Has the Board of Directors Established?

The standing committees of the Board of Directors of the Company are the Executive Committee, the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Planning Committee.

The Executive Committee is empowered to exercise all of the authority of the Board of Directors permitted under Washington law. Additionally, the Executive Committee has the power and duty to vote the stock of all subsidiaries of the Company and to make all decisions and determinations with respect to such subsidiaries. The Executive Committee did not meet during the year. The current members of the Executive Committee are Ms. Brown, Mr. Fisher (Chair), and Mr. W. Warren, Jr.

The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The duties and responsibilities of the Audit Committee are governed by a written charter adopted by the Board of Directors. A current copy of the charter is available to shareholders on the Company’s website at www.fsci.com under the heading “Investor Information.” Pursuant to the Audit Committee’s charter, the responsibilities of the Audit Committee require it to, among other things:

•	as necessary, consider with management and the outside auditor the rationale for employing audit firms other than the principal outside auditor;

•	as necessary, take reasonable steps to confirm with the outside auditor that the outside auditor shall report directly to the Audit Committee;

•	resolve disagreements between management and the outside auditor;

•	approve the compensation of the outside auditor, and, as necessary, review and approve the discharge of the outside auditor;

•	take reasonable steps to confirm the independence of the outside auditor;

•	consider, in consultation with the outside auditor, the audit scope and plan;

•	pre-approve the retention of the outside auditor for all audit and such non-audit services as the outside auditor is permitted to provide the Company;

•	review with the outside auditor the coordination of the audit effort for the effective use of audit resources;

•	evaluate the outside auditor’s performance and independence;

•	ensure that the outside auditor’s lead partner and reviewing partner are replaced every five years;

•	review filings with the Securities and Exchange Commission;

•	consider and review with the outside auditor the adequacy of the Company’s internal controls;

•	review and discuss with management and the outside auditor, at the completion of the annual examination, the Company’s audited financial statements and related footnotes, the outside auditor’s audit of the financial statements and their report thereon, and any serious difficulties or disputes with management encountered during the course of the audit;

•	consider and review with management significant findings during the year and management’s responses thereto, any difficulties encountered in the course of the outside auditor’s audits, including any restrictions on the scope of their work or access to required information, and any changes required in the planned scope of the audit plan;

•	review, develop and monitor compliance with the Company’s Code of Ethics for the Chief Executive Officer and senior financial officers;

•	establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and establish procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	review any reports by management regarding the effectiveness of, or any deficiencies in, the design or operation of internal controls.

The Audit Committee held five meetings during the year. The current members of the Audit Committee are Ms. Bevier, Mr. Hawley (Chair), Mr. Fisher, and Mr. W. Warren, Jr. The Board of Directors has determined that Mr. Hawley is an audit committee financial expert, within the meaning of applicable SEC rules. All of the current members of the Audit Committee are independent directors within the meaning of Rules 4200 and 4350(d) of the Nasdaq’s Marketplace Rules.

The Compensation Committee has the overall responsibility for approving, administering and evaluating equity and other compensation plans, policies and programs for the Company. The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Compensation Committee or of the Board of Directors or to Company officers to perform certain of its duties on its behalf. The Compensation Committee approves the compensation of officers of the Company (other than the President and Chief Executive Officer) and, in certain circumstances, key management employees of the subsidiaries, and authorizes and approves bonus and incentive programs for executive personnel. Beginning in 2007, the Compensation Committee began assisting the Board of Directors in establishing the Chief Executive Officer’s annual goals and objectives and will annually evaluate the Chief Executive Officer’s performance of such. In addition, the Compensation Committee recommends the Chief Executive Officer’s compensation to the Board of Directors for approval consistent with the Company’s compensation philosophy. In recommending the long-term incentive component of the Chief Executive Officer’s compensation, the Compensation Committee generally considers the Company’s performance and relative shareholder return, the value of similar incentive awards to the chief executive officers at comparable companies and the awards given to the Chief Executive Officer in prior years. The Compensation Committee reviews trends in executive compensation, oversees the development of new compensation plans, and, when necessary, approves revisions to the existing plans. The Compensation Committee also assesses the competitiveness of the Company’s executive compensation programs to ensure (a) the attraction and retention of executives, (b) the motivation of executives to achieve the Company’s business objectives, and (c) the alignment of the interests of key leadership with the long-term interests of the Company’s shareholders.

The Compensation Committee also reviews and recommends changes in compensation for members of the Board of Directors and its Chairman and administers the Amended and Restated Fisher Communications Incentive Plan of 1995 and the Fisher Communications Incentive Plan of 2001. The Compensation Committee approves all stock options and restricted stock rights granted to our executive officers under the foregoing plans with the exception of the President and Chief Executive Officer, whose grants are approved by the Board of Directors.

The Compensation Committee held seven meetings during the year. The current members of the Compensation Committee are Ms. Bevier (Chair), Mr. Fisher, and Mr. McAndrews. All of the current members of the Compensation Committee (a) are independent directors within the meaning of Rule 4200 of Nasdaq’s Marketplace

Rules, (b) are “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and (c) are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code.

The Compensation Committee has the sole authority to retain and terminate outside counsel, compensation consultants, or other experts or consultants, as it deems appropriate, including sole authority to approve the fees and other retention terms for such persons. The Compensation Committee periodically retains Towers Perrin to serve as its independent compensation consultant. At the request and direction of the Compensation Committee, Towers Perrin provides analyses of the Company’s executive compensation and comparisons to overall compensation offered by peer companies in the broadcast industry and other selected industries. Towers Perrin does not set executive compensation, but rather provides the Compensation Committee with guidance based on market practices and Towers Perrin’s experience and understanding of the Company’s needs and objectives. Please read “Compensation Discussion and Analysis” elsewhere in this proxy statement for a discussion of the work conducted by Towers Perrin on behalf of the Compensation Committee in 2007.

The Chief Executive Officer recommends the compensation structure for executives, other than the Chief Executive Officer. The Compensation Committee reviews and approves the Chief Executive Officer’s recommendations with such changes or adjustments as the Compensation Committee deems appropriate. The Compensation Committee has periodically provided the Chief Executive Officer with ranges for compensation and equity awards pursuant to which the Chief Executive Officer may make offers to key executives. The Compensation Committee also reviews periodic reports from management on matters relating to the Company’s compensation practices. Ms. Colleen Brown, the President and Chief Executive Officer, and Ms. S. Mae Fujita Numata, the Senior Vice President, Chief Financial Officer and Corporate Secretary, typically attend all meetings of the Compensation Committee, except for those meetings where their compensation is discussed. Please read “Compensation Discussion and Analysis” elsewhere in this proxy statement for a discussion of the role of the Chief Executive Officer in determining or recommending the amount or form of executive compensation in 2007.

The Compensation Committee acts pursuant to a written charter adopted by the Board of Directors. A current copy of the charter is available to shareholders on the Company’s website at www.fsci.com under the heading “Investor Information.”

The Nominating and Corporate Governance Committee identifies individuals qualified to become members of the Board of Directors, approves and recommends to the Board of Directors director candidates, and, if necessary or desirable in the opinion of the Nominating and Corporate Governance Committee, develops and recommends to the Board of Directors corporate governance principles and policies applicable to the Company. The Committee held four meetings during 2007. The Nominating and Corporate Governance Committee currently consists of Mr. Hawley, Mr. Graham, III, Mr. St. Dennis, Mr. G. Warren, Jr. and Mr. W. Warren, Jr. (Chair). All of the members of the Nominating and Corporate Governance Committee are independent directors within the meaning of Rule 4200 of Nasdaq’s Marketplace Rules. The Nominating and Corporate Governance Committee acts pursuant to a written charter adopted by the Board of Directors. A current copy of the written charter is available to shareholders on the Company’s website at www.fsci.com under the heading “Investor Information.”

When considering potential director candidates for nomination or election, the Nominating and Corporate Governance Committee considers the following qualifications, among others, of each director candidate:

•	high standard of personal and professional ethics, integrity and values;

•	training, experience and ability at making and overseeing policy in business, government and/or education sectors;

•	commitment and ability to devote the required time and effort to effectively fulfill the duties and responsibilities related to Board of Directors and committee membership;

•	commitment not to engage in activities or interests that may create a conflict of interest with a director’s responsibilities and duties to the Company and its constituents; and

•	commitment to act in the best interests of the Company and its constituents, and objectively assess Board of Directors, committee and management performances.

Other than the foregoing, there are no stated minimum criteria for director nominees. However, the Board believes that its effectiveness depends on the overall mix of the skills and characteristics of its directors. Accordingly, the following factors, among others, relating to overall Board of Director composition are considered when determining Board of Director needs and evaluating director candidates to fill such needs:

•	independence;

•	diversity;

•	professional experience;

•	industry knowledge (e.g., relevant industry or trade association participation);

•	skills and expertise (e.g., accounting or financial);

•	leadership qualities;

•	public company board and committee experience;

•	non-business-related activities and experience (e.g., academic, civic, public interest);

•	board continuity (including succession planning);

•	board size;

•	number and type of committees, and committee sizes; and

•	legal requirements and NASDAQ OMX Group Inc., or other applicable trading exchange or quotation system, requirements and recommendations, and other corporate governance-related guidance regarding board and committee composition.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. In the event of a vacancy on the Board of Directors, the charter of the Nominating and Corporate Governance Committee requires the Chairman to initiate the effort to identify appropriate director candidates. The Nominating and Corporate Governance Committee may choose to maintain a list of director candidates to consider and propose to the Board of Directors, as required. If necessary or desirable in the opinion of the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee will determine appropriate means for seeking additional director candidates, which may involve the engagement of an outside consultant to assist in the identification of director candidates or the solicitation of ideas for possible candidates from a number of sources, including members of the Board of Directors; Company executives and individuals personally known to the members of the Board of Directors or Company executives. The Nominating and Corporate Governance Committee interviews potential candidates and as a result of their evaluations may recommend the candidate for the Board of Directors’ consideration. Potential director candidates should be referred to the Chairman of the Nominating and Corporate Governance Committee for consideration by the Committee and possible recommendation to the Board of Directors. The Nominating and Corporate Governance Committee will evaluate shareholder-recommended nominees based on the same criteria as Board of Director-recommended nominees.

The Nominating and Corporate Governance Committee will also consider nominations made by shareholders. In accordance with the Company’s Bylaws, to nominate a director for election to the Board of Directors at an annual meeting of shareholders, a shareholder must deliver written notice of such nomination by personal delivery or by registered or certified mail, postage prepaid, to the Secretary of the Company at the Company’s principal executive offices not fewer than 90 days nor more than 120 days prior to the anniversary date of the prior year’s annual meeting. If the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the prior year’s annual meeting, notice by the shareholder must be delivered not earlier than the close of business on the 90th day and not later than the close of business on the later of (i) the 90th day prior to the annual meeting or (ii) the tenth day following the day on which the notice of the date of the annual meeting was mailed or such public disclosure was made. The shareholder’s notice of an intention to nominate a director must include the information set forth in the Company’s Bylaws.

The Planning Committee meets and consults with management regarding strategic and operational planning for the Company, and regularly oversees the progress being made by management in its implementation of such plans. The Planning Committee held six meetings during the year. The current members of the Planning Committee are Mr. Fisher, Mr. Graham, III and Mr. St. Dennis (Chair).

How Do I Communicate with the Board of Directors?

Shareholders and other parties interested in communicating directly with the Chairman of the Board of Directors or with the non-management directors as a group may do so by writing to: Chairman of the Board of Directors, Fisher Communications, Inc., 100 4th Avenue North, Suite 510, Seattle WA 98109.

Compensation Committee Interlocks and Insider Participation

Each of Ms. Deborah L Bevier, Mr. James W. Cannon, Mr. Phelps K. Fisher, Mr. Donald G. Graham, III, Mr. George F. Warren, Jr. and Mr. Brian P. McAndrews served as members of the Compensation Committee during 2007. None of the members of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal year 2007. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or had one or more executive officers who served as a member of the Company’s Board of Directors or Compensation Committee during fiscal 2007.

Code of Conduct and Code of Ethics

The Company has a Code of Conduct that is applicable to all directors, officers and employees of the Company. The Company also has a Code of Ethics for the Chief Executive Officer, senior financial officers, general managers, station managers and business managers. The Code of Conduct and the Code of Ethics are available on the Company’s website (www.fsci.com) under the section heading “Investor Information.” The Company intends to post any amendments to or waivers of its Code of Ethics at this location on its website. Upon request, the Company will provide to any person without charge a copy of the Code of Ethics. Written requests should be addressed to Investor Relations, Fisher Communications, Inc., 100 4th Avenue North, Suite 510, Seattle, Washington 98109.

REPORT OF THE AUDIT COMMITTEE

Responsibilities.  The primary function of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The responsibilities of the Audit Committee include appointing an accounting firm as the Company’s independent registered public accounting firm. The Audit Committee charter describes in greater detail the responsibilities of the Audit Committee. Management is responsible for the Company’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and an audit of the Company’s internal controls over financial reporting based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and for issuing a report thereon. The Audit Committee’s responsibilities include, among others, considering, in consultation with the independent registered public accounting firm, the audit scope and plan.

Review with Management and Independent Registered Public Accounting Firm.  In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2007 and the independent registered public accounting firm’s report thereon. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America and the Company maintained effective control over financial reporting based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Audit Committee also received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with the independent registered public accounting firm the auditors’ independence.

Summary.  Based on the reviews and discussions with management and the independent registered public accounting firm referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities Exchange Commission.

In connection with its review of the Company’s consolidated audited financial statements for the fiscal year ended December 31, 2007, the Audit Committee relied on advice and information that it received in its discussions with management and advice and information it received in the audit report of and discussions with the independent registered public accounting firm.

This report is submitted over the names of the members of the Audit Committee.

Richard L. Hawley, Chair
Deborah L. Bevier
Phelps K. Fisher
William W. Warren, Jr.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2007 and December 31, 2006, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods. The audit fees presented here for fiscal 2006 include an additional settlement amount of $7,432 which was agreed upon during 2007 and subsequent to filing the 2007 proxy statement.

	Fiscal 2007	Fiscal 2006

Audit Fees(1)	$913,500	$882,432
Tax Fees(2)	188,753	221,651
All Other Fees(3)	1,500	1,500

Total	$1,103,753	$1,105,583

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements, review of the interim consolidated financial statements included in the Company’s quarterly reports, and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. Audit fees in 2007 and 2006 include amounts billed relating to internal control procedures required under the Sarbanes-Oxley Act of 2002, which were part of an integrated audit performed by PricewaterhouseCoopers LLP.

(2)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance.

(3)	All Other Fees consist of the annual subscription fee for an online research tool.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. In considering whether to pre-approve any non-audit services, the Audit Committee or its delegee is required to consider whether the provision of such services is compatible with maintaining the independence of the auditor.

The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve audit and non-audit services that the independent registered public accounting firm may from time to time provide to the Company, if the provision of such services is not otherwise prohibited. The Chairman is required to provide a report of those services so approved by him to the Audit Committee at its next regularly scheduled meeting. The Audit Committee charter permits the Audit Committee to pre-approve services by establishing detailed pre-approval policies and procedures as to the particular service, provided that the Audit Committee is informed of each service pre-approved.

The SEC permits the independent registered public accounting firm to provide services other than audit, review or attest services without pre-approval if, among other requirements, the aggregate amount of all such services provided constitutes no more than five percent of the total fees paid by the Company to the independent registered public accounting firm during the fiscal year in which the services are provided. None of the fees paid to the independent registered public accounting firm under the categories Tax Fees and All Other Fees described above were rendered pursuant to this exception from the SEC’s general pre-approval requirements.

EXECUTIVE OFFICERS OF THE COMPANY

The following sets forth information concerning executive officers of the Company and their ages on December 31, 2007.

Name and Age	Position and Occupation(s) for Past Five Years

Colleen B. Brown, 49	Ms. Brown has been President and Chief Executive Officer of Fisher Communications, Inc. since October 2005. She was elected as a director of the Company on October 26, 2006. From 2004 to 2005, Ms. Brown was President and owner of Aberdeen Media Corporation, an entrepreneurial venture founded to pursue opportunities in the U.S. television market. Ms. Brown served as Senior Vice President at Belo Corp. from 2000 to 2003 and as President of the broadcast group for Lee Enterprises, Incorporated from 1998 to 2000. Ms. Brown served in various senior management capacities at Gannett Co., Inc.’s broadcasting operations from 1980 to 1998.
S. Mae Fujita Numata, 51	Ms. Numata has been Sr. Vice President & Chief Financial Officer of the Company since December 2006 and Corporate Secretary since January 2007. Prior to joining the Company, Ms. Numata was Vice President and Chief Financial Officer of The Seattle Times Company from 1997 to 2006.
Jodi A. Colligan, 40	Ms. Colligan has been Vice President Finance of the Company since June 2004. Prior to joining the Company, Ms. Colligan was Corporate Controller of Sun Gro Horticulture Income Fund, from 2002 to 2004, and served as Corporate Controller of Pyramid Breweries Inc. from 1997 to 2002.
Robert I. Dunlop, 40	Mr. Dunlop has been Sr. Vice President of the Company since August 2007. Mr. Dunlop has held various positions with the Company since 1991, including Vice President Developing Media from April 2006 to December 2006 and Sr. Vice President Developing Media from December 2006 to August 2007. From 1998 to April 2006, Mr. Dunlop served as Vice President and General Manager of the Company’s Seattle radio operations.
Joseph L. Lovejoy, 39	Mr. Lovejoy has been Sr. Vice President of the Company since August 2007. Prior to that, he held positions as the Company’s Sr. Vice President Media Operations and the Company’s Vice President of the 100+ Group and Strategic Planning. From April 2004 to January 2006, Mr. Lovejoy was the Company’s Director of Financial Planning and Analysis. Mr. Lovejoy was a Vice President at Duff & Phelps LLC from 2001 to 2004. Mr. Lovejoy worked in the financial advisory services practice of PricewaterhouseCoopers LLP from 1997 to 2001.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The primary objectives of our executive compensation program are to:

•	attract and retain high-caliber personnel on a long-term basis;

•	encourage the creation of shareholder value;

•	link compensation to business results and shareholder returns; and

•	maintain an appropriate balance between base salary and short-term and long-term incentive opportunities.

Our executive compensation program is designed to reward personal accomplishments as well as the executive’s involvement in the achievement of our financial goals and objectives. Our executive compensation philosophy is to offer a package that enables us to meet the requirements of the highly competitive environment in which we operate, while ensuring that executive officers are compensated in a manner that advances both the short-term and long-term interests of our shareholders. Under this approach, a significant portion of the total executive compensation package is dependent upon our financial performance. We believe that this approach provides our executives with incentives to direct us toward financial success. The following table shows for each executive the percentage of 2007 total compensation that is composed of fixed pay (base salary) and variable pay (annual cash bonus and equity awards).

		Percentage of Total
		Compensation that is
		Variable Pay (Target
		Annual Bonus and Value
	Percentage of Total	of Stock Awards and
	Compensation that is	Stock Options as of
Executive	Fixed Pay (Base Salary)	Grant Date)

Colleen B. Brown	46%	54%
S. Mae Fujita Numata	54%	46%
Jodi A. Colligan	61%	39%
Robert I. Dunlop	48%	52%
Joseph L. Lovejoy	52%	48%

Components of Compensation

Our executive compensation program is comprised of three primary components:

•	base salaries;

•	short-term incentives in the form of annual cash bonuses; and

•	long-term incentives in the form of stock options and restricted stock rights.

We pay base salaries to provide a base level of financial stability to our executives that are competitive and market-driven. We pay short-term incentives in the form of annual cash bonuses to encourage executives to focus maximum effort on achieving profitability, operating objectives and strategic growth. Our long-term incentive awards are intended to focus executive efforts on achieving long-term growth in shareholder value and to retain key executives as well as provide them with the ability to participate in our ownership. We believe that the overall compensation of our executive officers is competitive with compensation offered by similar companies.

Determination of Compensation

Total Compensation.  We use a variety of resources in determining the total compensation package for each executive. For 2007, independent consultants from Towers Perrin were utilized to provide analyses of our executive compensation and comparisons to overall compensation offered by (1) peer companies in the broadcast industry to provide a competitive industry benchmark and (2) other non-broadcast specific companies of similar size to Fisher to illustrate what the general compensation benchmarks are for executive level positions at companies with which we compete for executives. In particular, Towers Perrin provided compensation information from the following surveys:

Three competitive media surveys:

•	Towers Perrin Media Industry Executive Compensation Database, 2006 — approximately 150 media companies, such as broadcasting, newspaper, radio and cable companies

•	Towers Perrin Belo-Sponsored Broadcast Salary Study, 2006 — approximately 40 broadcasting and newspaper companies

•	National Association of Broadcasters’ Television Employee compensation and Fringe Benefits Report 2005-2006

Three general industry surveys (all national surveys with data for companies of similar size to Fisher):

•	Towers Perrin Executive Compensation Database, 2006

•	Watson Wyatt, Executive Compensation Services, Top Management Compensation Report, 2006/2007

•	William M. Mercer, Finance, Accounting and Legal Compensation Survey, 2006

Although we did not target the compensation of our executive officers to be in line with a particular percentile as compared to our peer companies, we did consider compensation levels ranging from the 25th to 75th percentile at peer companies as a component in determining compensation levels for our executive officers because we recognize that we must set compensation at levels that are competitive with companies representing each business segment in which we compete for executive talent. In that regard, although the Committee reviewed all of the peer data as a whole, as a result of the difficulty in identifying one ideal peer group given our size and the industry we are in, the Committee focused on different data points for each executive, depending on that executive’s position. For example, for positions that tend to be more media-specific, the Committee focused more on data from the competitive media surveys and for positions that are not as media-specific, the Committee focused more on data from the general industry surveys.

In addition to considering compensation levels at peer companies when establishing a total compensation package for executives, we also reviewed Company performance objectives and non-financial performance objectives applicable to each executive. The Company performance objectives were determined through collaboration with the Chief Executive Officer, the Board of Directors and the Compensation Committee. The non-financial performance objectives applicable to each executive officer were determined through collaboration between the Chief Executive Officer, the executive officer and the Compensation Committee.

Base Salary.  One component for establishing base salaries is the competitive analysis conducted by Towers Perrin. Base salaries are reviewed annually and are adjusted in accordance with a review of the executive’s overall performance, achievement of Company and non-financial performance objectives, promotions and/or a change of area of responsibility. The Company objectives reviewed in establishing 2007 base salaries included customary financial measures, such as the revenue growth of our operating subsidiaries and the financial strength and management of financial resources. The non-financial performance objectives reviewed in determining 2007 base salaries included the individual achievement of business unit and corporate strategic objectives and the relative value of the individual’s contribution in the overall achievement of our objectives. Non-financial performance objectives included improving sustainable operational performance by building ratings, growing sales and developing new revenue streams, acquiring more local content and diversifying our geographic and network portfolio.

The 2007 base salaries for Ms. Brown, Ms. Numata, Ms. Colligan, Mr. Dunlop and Mr. Lovejoy were $525,000, $255,000, $160,000, $235,000 and $185,000 respectively. Other than for Mr. Lovejoy, this represents a base salary increase of 5% or less in 2007. Mr. Lovejoy received a base salary increase of 19% in 2007 because of his promotion to Senior Vice President and his increased job responsibilities.

Annual Cash Bonus.  Our annual cash bonus structure for executives is established by the Management Short-Term Incentive Plan. The purpose of this plan is to reward performance by focusing executives on setting high standards and achieving our defined budgeted net income goal, which was the performance measure chosen by the

Compensation Committee for 2007 because the Company had suffered net losses from 2000 through 2005. We believe our defined budgeted net income goal is an aggressive goal that is not easily achieved, as evidenced by the fact that the Company has achieved net income in only two of the last seven fiscal years. The determination of net income achieved for purposes of this plan is based on consolidated net income plus or minus extraordinary events and/or nonrecurring items. The target bonus opportunity for each executive is set as a percentage of base salary, and ranges from 25% of base salary to 50% of base salary. The percentages set for our executives for 2007 were 50%, 45%, 25%, 40% and 40% for Ms. Brown, Ms. Numata, Ms. Colligan, Mr. Dunlop and Mr. Lovejoy, respectively. Actual bonus payments were determined by assessing the level of our defined net income performance versus target performance.

Potential payouts for each executive officer ranged from 0% of the executive’s target bonus opportunity, if less than 99% of our defined budgeted net income goal was achieved, to 200% of the executive’s target bonus opportunity, if at least 110% of the defined budgeted net income goal was achieved. The following table sets forth the matrix for determining bonus payouts:

Achievement of
Corporate Performance	Payout as %
(Budgeted Net Income)	of Target

110%	200%
109%	180%
108%	160%
107%	150%
106%	140%
105%	130%
104%	120%
103%	115%
102%	110%
101%	105%
100%	100%
99%	93%
<99%	0.0

For 2007, 108% of our defined budgeted net income goal was earned. We did not exercise any discretion to adjust the amount or application of the bonus payouts under this plan. Accordingly, based on the matrix above, actual cash bonuses earned for 2007 under this plan were:

Colleen B. Brown	$416,329
S. Mae Fujita Numata	$183,018
Robert I. Dunlop	$150,400
Joseph L. Lovejoy	$118,400
Jodi A. Colligan	$64,000

Long-Term Incentives.  Long-term incentives in the form of grants of stock options and restricted stock rights are governed by the Fisher Communications, Inc. Incentive Plan of 2001. In 2005, we began awarding restricted stock rights in addition to stock options as a tool for attracting and retaining executives. Grants are made on an individual basis on terms consistent with the 2001 Plan. Stock options granted to executive officers have a ten-year term and vest in 20% increments on the anniversary date of the grant, over a five-year period. Stock options are awarded with exercise prices equal to the closing market price per share of our common stock on the grant date. Holders of restricted stock rights are paid amounts equivalent to the dividends that would have been paid on the same number of shares of our common stock until the shares become vested. We do not have any program, plan or practice to time grants to new executives or to our existing executives in coordination with the release of material non-public information nor have we or do we intend to time the release of material non-public information for the purpose of affecting the value of our executive officers’ compensation.

The Compensation Committee approves all stock options and restricted stock rights granted to our executive officers with the exception of the President and Chief Executive Officer, whose grants are approved by the Board of Directors. Grants approved by the Compensation Committee are then reviewed with the Board of Directors. Stock options and restricted stock rights are typically granted at the time of hire. In previous years, annual grants were made in December of each year for that year’s performance. However, in 2007, the Compensation Committee and management agreed that it would be best to move compensation decisions, including the annual grants, to March (beginning in 2008), so that the Compensation Committee could have the benefit of fiscal year-end results when making decisions. This change in the timing of compensation decisions resulted in no grants being made in 2007 for 2007 performance. In March 2007, the Compensation Committee determined that, based on an evaluation of Ms. Brown’s performance in 2006, particularly with respect to leading the company in achieving net income for the first time in 2006 after five straight years of losses, Ms. Brown’s compensation package should be adjusted. Accordingly, in addition to the stock options and restricted stock rights that were granted to Ms. Brown in December 2006, Ms Brown was granted a stock option to purchase 10,000 shares of common stock and restricted stock rights for 2,000 shares of common stock in March 2007.

For 2007, the amount of long-term incentive awards granted to our Chief Executive Officer was determined by the Board of Directors, based on the recommendation of the Compensation Committee, and the amount of long-term incentive awards granted to our other executive officers was determined by the Compensation Committee, based on the recommendations of our Chief Executive Officer. For each of the executive officers, including the Chief Executive Officer, determinations of the size of long-term incentive awards included an analysis of the market survey data provided by Towers Perrin, each executive’s responsibilities, the performance of those responsibilities, potential for advancement, current salary, previous grants, and the achievement of company and non-financial performance objectives, as described above under the discussion of base salaries.

The following stock option and restricted stock rights were granted to the executives on March 12, 2008, based on 2007 performance:

		Restricted
Executive	Stock Options	Stock Rights

Colleen B. Brown	30,000	7,976
S. Mae Fujita Numata	5,750	1,529
Jodi A. Colligan	2,750	731
Robert I. Dunlop	7,250	1,928
Joseph L. Lovejoy	6,000	1,595

For 2007 performance, the value of our executives’ long-term incentives consisted of 60% stock options and 40% restricted stock rights in the aggregate (excluding the March 2007 stock option and restricted stock right grants to our Chief Executive Officer, which were for 2006 performance, as discussed above).

Change in Control.  Our Chief Executive Officer is entitled to payments under a Change in Control Severance Agreement in the event she is not offered a comparable position upon a change in control or in the event her employment with us terminates within six months prior to entering into an agreement for a change in control or announcement of a change in control, as described in more detail under “Potential Payments Upon Termination of Employment or Change of Control.” We entered into this agreement with our Chief Executive Officer because the traditional media market that we are in is currently a very competitive environment that is undergoing rapid changes. To be able to attract a Chief Executive Officer with the necessary experience and knowledge of our industry, we needed to provide the assurance afforded by a Change in Control and Severance Agreement in the event of her termination of employment. We established the amounts payable to our Chief Executive Officer under this agreement to be in line with conservative best practice and we believe that the amounts payable are reasonable and consistent with industry standards, given the difficulty for Chief Executive Officers to obtain a comparable position at another company.

Severance.  We do not have a severance policy or plan applicable to our executive officers, but may enter into severance arrangements with our executives on a case-by-case basis.

Other Compensation.  Executives are eligible to participate in our 401(k) Retirement Plan, for which we began providing matching contributions in 2007. Executives are also eligible to participate in standard benefit plans available to all employees, including medical, dental, vision insurance, short and long-term disability coverage, vacation and sick leave and life and accident insurance. We provide no pension or deferred compensation benefits for our executive officers.

Tax Considerations

We considered the tax ramifications of the Change in Control and Severance Agreement entered into with our Chief Executive Officer and, to preserve our tax deduction in connection with the payments payable under the agreement, we provided in the agreement that in the event any payments under the agreement are considered to be a “parachute payment” under Section 280G of the Internal Revenue Code, the payments will be reduced so that the payments will not be treated as “parachute payments.”

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to certain of our executive officers, unless the compensation qualifies as performance-based compensation. None of our executive officers was compensated in excess of $1 million for Section 162(m) purposes during 2007. We reserve the right to use our judgment to authorize compensation payments that do not qualify for the performance-based exemption if we believe such payments are appropriate and in the best interests of shareholders.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on the review and discussion, it has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

Deborah L. Bevier, Chair
Phelps K. Fisher
Brian P. McAndrews

SUMMARY COMPENSATION TABLE

The following information is provided regarding the compensation earned by the Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated executive officers during 2007 and 2006.

							Non-Equity
			Stock		Option		Incentive Plan	All Other
		Salary	Awards		Awards		Compensation	Compensation		Total
Name and Principal Position	Year	($)	($)		($)		($)	($)		($)

Colleen B. Brown	2007	519,306	64,968	(4)	123,992	(4)	416,329	4,500	(5)	1,129,095
President and Chief Executive Officer	2006	500,000	57,384		111,111		350,000	44,087		1,062,582
S. Mae Fujita Numata(1)	2007	254,073	17,358	(4)	19,808	(4)	183,018	4,500	(5)	478,757
Senior Vice President, Chief	2006	29,487	1,531		1,846		18,123	—		50,987
Financial Officer and Corporate Secretary
Jodi A. Colligan(2)	2007	162,308	7,931	(4)	16,276	(4)	64,000	4,500	(5)	255,015
Vice President Finance	2006	183,984	3,133		13,682		83,712	—		284,511
Robert I. Dunlop(3)	2007	234,792	15,008	(4)	42,580	(4)	150,400	4,500	(5)	447,280
Senior Vice President	2006	230,000	5,566		51,629		128,800	—		415,995
Joseph L. Lovejoy	2007	183,750	12,448	(4)	21,074	(4)	118,400	4,168	(5)	339,840
Senior Vice President	2006	148,298	3,467		14,038		54,250	—		220,053

(1)	Ms. Numata’s employment with the Company began on November 20, 2006. She was elected as Corporate Secretary effective January 1, 2007.

(2)	Ms. Colligan acted as Chief Financial Officer from August 1, 2006 to November 20, 2006.

(3)	Mr. Dunlop became an executive officer of the Company on December 6, 2006.

(4)	Reflects the dollar amount recognized for financial statement reporting purposes during 2007, in accordance with Financial Accounting Standards (“FAS”) 123(R), and thus includes amounts from awards granted in and prior to 2007. Assumptions used in the calculation of these compensation costs are included in the Stockholders’ Equity note to the Company’s audited financial statements included in the Company’s Annual Reports on Form 10-K.

(5)	Represents Company matching contribution to 401(k) Plan on behalf of named executive officers.

2007 GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth certain information with respect to potential bonus payouts under the Fisher Communications Management Short-Term Incentive Plan and stock option and restricted stock rights granted under the Fisher Communications Incentive Plan of 2001 during 2007 to each of our executive officers listed in the Summary Compensation Table.

						All Other	All
						Stock	Option
						Awards:	Awards:	Exercise	Grant Date
		Approval				Number of	Number of	or Base	Fair Value of
		Date If	Estimated Potential Payouts Under			Shares of	Securities	Price of	Stock and
		Different	Non-Equity Incentive Plan Awards			Stock or	Underlying	Option	Option
	Grant	Than Grant	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	Date	($)	($)	($)	(#)	(#)	($ / Sh)	($)

Colleen B. Brown			244,125	262,500	525,000	—	—	—	—
	03/08/07		—	—	—	2,000	—		91,800
	03/08/07		—	—	—	—	10,000	45.90	171,461
S. Mae Fujita Numata	—		106,718	114,750	229,500	—	—	—	—
Jodi A. Colligan	—		37,200	40,000	80,000	—	—	—	—
Robert I. Dunlop	—		87,420	94,000	188,000	—	—	—	—
Joseph L. Lovejoy	—		68,820	74,000	148,000	—	—	—	—

Employment Offer Letters

We do not have employment agreements with our executives, but we do have offer letters for each executive which established the salary, option grants and stock awards for the year in which they were hired. Executives are evaluated on an individual basis each year thereafter and salary adjustments and grants of additional stock options and stock awards are made accordingly.

Equity Awards

The restricted stock rights and stock options granted to our Chief Executive Officer in 2007 were granted under the Fisher Communications Incentive Plan of 2001 and vest in five equal annual installments from the date of grant. The stock option was awarded with an exercise price equal to the closing price of our common stock on the grant date. The plan provides for the annual payment of additional compensation on restricted stock rights, whether or not vested, in an amount equal to any dividend that would have been payable to the holder of such rights if the holder had owned the stock subject to such rights.

Management Short-Tem Incentive Plan

Non-equity incentive plan awards to our executive officers were made pursuant to the terms of the Management Short-Term Incentive Plan, which is described on page 22 of this proxy statement. Payments under this plan are in the form of cash bonuses and are subject to the achievement of a pre-established corporate performance goal.

2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table includes certain information with respect to outstanding option awards and unvested restricted stock rights held by each of the executive officers listed in the Summary Compensation Table, as of December 31, 2007.

					Stock Awards
	Option Awards					Market
	Number of	Number of			Number of	Value of
	Securities	Securities			Shares or	Shares or
	Underlying	Underlying			Units of	Units of
	Unexercised	Unexercised	Option		Stock That	Stock That
	Options	Options	Exercise	Option	Have Not	Have Not
	(#)	(#)	Price	Expiration	Vested	Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($)(6)

Colleen B. Brown(1)	6,000	9,000	45.94	10/10/2015	—	—
	2,000	8,000	45.19	12/04/2016	—	—
	—	10,000	45.90	03/08/2017
	—	—	—	—	5,400	204,984
S. Mae Fujita Numata(2)	1,200	4,800	42.83	11/27/2016
	—	—	—	—	1,600	60,736
Jodi A. Colligan(3)	600	900	51.41	03/07/2015	—	—
	200	1,280	42.70	03/07/2016	—	—
	320	1,280	45.19	12/04/2016	—	—
	—	—	—	—	720	27,331
Robert I. Dunlop(4)	1,500	—	65.50	03/04/2008	—	—
	825	—	63.00	03/03/2009	—	—
	3,000	—	59.88	03/08/2010	—	—
	4,800	—	60.00	02/14/2011	—	—
	5,000	—	36.86	02/13/2012	—	—
	4,000	1,000	46.88	04/24/2013	—	—
	1,500	1,000	51.50	02/11/2014	—	—
	1,400	2,100	51.41	03/07/2015	—	—
	560	2,240	42.70	03/07/2016	—	—
	600	2,400	45.19	12/04/2016	—	—
	—	—	—	—	1,360	51,626
Joseph L. Lovejoy(5)	600	900	51.41	03/07/2015	—	—
	320	1,280	42.70	03/07/2016	—	—
	600	2,400	45.19	12/04/2016	—	—
	—	—	—	—	1,120	42,515

(1)	Ms. Brown holds the following stock options and restricted stock rights, all of which vest 20% per year: 15,000 stock options granted on October 10, 2005. 3,000 stock options vest on each of October 10, 2006, 2007, 2008, 2009 and 2010.
10,000 stock options granted on December 4, 2006. 2,000 stock options vest on each of December 4, 2007, 2008, 2009, 2010 and 2011.
10,000 stock options granted on March 8, 2007. 2,000 stock options vest on each of March 8, 2008, 2009, 2010, 2011 and 2012.
1,800 restricted stock rights granted on October 10, 2005. 600 rights vest on each of October 10, 2008, 2009 and 2010. Does not include 600 rights that vested on each of October 10, 2006 and 2007.
1,600 restricted stock rights granted on December 4, 2006. 400 rights vest on each of December 4, 2008, 2009, 2010 and 2011. Does not include 400 rights that vested on December 4, 2007.
2,000 restricted stock rights granted on March 8, 2007. 400 rights vest on each of March 8, 2008, 2009, 2010, 2011 and 2012.

(2)	Ms. Numata holds the following stock option and restricted stock rights all of which vest 20% per year over a five-year period from the date of grant:
6,000 stock options granted on November 27, 2006. 1,200 options vested on November 27, 2007, and 1,200 options will vest on each of November 27, 2008, 2009, 2010 and 2011.
1,200 restricted stock rights granted on November 27, 2006. 300 rights vest on each of November 27, 2008, 2009, 2010 and 2011. Does not include 300 rights that vested on November 27, 2007.
400 restricted stock rights granted on December 4, 2006. 100 rights vest on each of December 4, 2008, 2009, 2010 and 2011. Does not include 100 rights that vested on December 4, 2007.

(3)	Ms. Colligan holds the following stock options and restricted stock rights, all of which vest 20% per year over a five-year period from the date of grant:
1,500 stock options granted on March 7, 2005. 300 options vested on each of March 7, 2006 and 2007 and 300 options will vest on each of March 7, 2008, 2009 and 2010.
1,480 stock options granted on March 7, 2006. 320 options vest on each of March 7, 2008, 2009, 2010 and 2011. Does not include 120 options that vested on March 7, 2007 and were subsequently exercised.
1,600 stock options granted on December 4, 2006. 400 options vested on December 4, 2007, and 400 options will vest on each of December 4, 2008, 2009, 2010 and 2011.
320 restricted stock rights granted on March 7, 2006. 80 rights vest on each of March 7, 2008, 2009, 2010 and 2011. Does not include 80 rights that vested on March 7, 2007.
400 restricted stock rights granted on December 4, 2006. 100 rights vest on each of December 4, 2008, 2009, 2010 and 2011. Does not include 100 rights that vested on December 4, 2007.

(4)	Mr. Dunlop holds the following stock options and restricted stock rights, all of which vest 20% per year over a five-year period from the date of grant:
1,500 stock options granted on March 4, 1998. 300 stock options vested on each of March 4, 1999, 2000, 2001, 2002 and 2003.
825 stock options granted on March 3, 1999. 165 stock options vested on each of March 3, 2000, 2001, 2002, 2003 and 2004.
3,000 stock options granted on March 8, 2000. 600 stock options vested on each of March 8, 2001, 2002, 2003, 2004 and 2005.
4,800 stock options granted on February 14, 2001. 960 stock options vested on each of February 14, 2002, 2003, 2004, 2005 and 2006.
5,000 stock options granted on February 12, 2002. 1,000 stock options vested on each of February 13, 2003, 2004, 2005, 2006 and 2007.
5,000 stock options granted on April 24, 2003. 1,000 stock options vested on each of April 24, 2004, 2005 and 2006. 1,000 stock options will vest on each of April 24, 2007 and 2008.
2,500 stock options granted on February 11, 2004. 500 stock options vested on each of February 11, 2005, 2006 and 2007. 500 stock options will vest on each of February 11, 2008 and 2009.
3,500 stock options granted on March 7, 2005. 700 stock options vested on each of March 7, 2006 and 2007 and 700 options will vest on each of March 7, 2008, 2009 and 2010.
2,800 stock options granted on March 7, 2006. 560 stock options vested on each of March 7, 2007, and 560 options will vest on each of March 7, 2008, 2009, 2010 and 2011.
3,000 stock options granted on December 4, 2006. 600 stock options vested on December 4, 2007, and 600 options will vest on each of December 4, 2008, 2009, 2010 and 2011.
560 restricted stock rights granted on March 7, 2006. 140 rights vest on each of March 7, 2008, 2009, 2010 and 2011. Does not include 140 rights that vested on March 7, 2007.
800 restricted stock rights granted on December 4, 2006. 200 rights vest on each of December 4, 2008, 2009, 2010 and 2011. Does not include 200 rights that vested on December 4, 2007.

(5)	Mr. Lovejoy holds the following stock options and restricted stock rights, all of which vest 20% per year over a five-year period from the date of grant:
1,500 stock options granted on March 7, 2005. 300 options vested on each of March 7, 2006, 2007, and 300 options will vest on each of March 7, 2008, 2009 and 2010.
1,600 stock options granted on March 7, 2006. 320 options vested on March 7, 2007, and 320 options will vest on each of March 7, 2008, 2009, 2010 and 2011.
3,000 stock options granted on December 4, 2006. 600 options vested on December 4, 2007, and 600 options will vest on each of December 4, 2008, 2009, 2010 and 2011.
320 restricted stock rights granted on March 7, 2006. 80 rights vested on March 7, 2007, and 80 options will vest on each of March 7, 2008, 2009, 2010 and 2011. Does not include 80 rights that vested on March 7, 2007.
800 restricted stock rights granted on December 4, 2006. 200 rights vest on each of December 4, 2008, 2009, 2010 and 2011. Does not include 200 rights that vested on December 4, 2007.

(6)	The closing price of our common stock at December 31, 2007 was $37.96 per share.

2007 OPTION EXERCISES AND STOCK VESTED TABLE

The following table includes certain information for each of the executive officers listed in the Summary Comparison Table with respect to stock option exercises and restricted stock rights that vested during 2007.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)(1)

Colleen B. Brown	—	—	1,000	45,512
S. Mae Fujita Numata	—	—	400	16,406
Jodi A. Colligan	120	686	180	7,474
Robert I. Dunlop	—	—	340	14,052
Joseph L. Lovejoy	—	—	280	11,364

(1)	For options, the value realized is based on the difference between the closing price of our common stock on the day of exercise and the exercise price. For stock awards the value realized is based on the closing price of our common stock on the date of vesting.

Potential Payments upon Termination of Employment or Change of Control

Colleen B. Brown.  We entered into a Change in Control Severance Agreement with Colleen B. Brown, President and Chief Executive Officer, effective October 10, 2005.

The agreement provides that if (i) Ms. Brown remains employed with the Company through the closing of a change in control, (ii) Ms. Brown complies with her obligations under the agreement, and (iii) Ms. Brown is not offered a comparable position with the Company upon such change in control, then Ms. Brown will be entitled to receive a single cash payment in an amount equal to two (2) times her annual base salary for the calendar year immediately preceding such change in control. Upon payment of such amount to Ms. Brown, the agreement will terminate.

The agreement also provides that if (i) the Company terminates Ms. Brown’s employment without cause, or Ms. Brown resigns for good reason, before a change in control, and (ii) within six (6) months thereafter, the Company enters into an agreement for a change in control or the Company announces or is required by law to announce a prospective change in control of the Company, then upon the closing of such change in control, Ms. Brown will be entitled to receive a single cash payment in an amount equal to two (2) times her annual base salary for the calendar year immediately preceding such termination or resignation, as the case may be. Upon payment of such amount to Ms. Brown, the agreement will terminate.

The agreement also provides that in the event that any person extends any proposal or offer that is intended to or may result in a change in control, Ms. Brown will, at the Company’s request, assist the Company in evaluating such proposal or offer. Further, the agreement provides that in order to receive the change in control payments described above, Ms. Brown cannot resign from the Company during any period from the receipt of a specific change in control proposal up to the consummation or abandonment of the transaction contemplated by such proposal. In addition, payment under the agreement is conditioned upon execution by Ms. Brown of an effective release of claims.

Notwithstanding any other provision in the agreement to the contrary, if the total amount of the payments to Ms. Brown upon a change of control (together with any other payments or benefits received from the Company) equal an amount that would cause such payments to be considered a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, then the payments will be reduced so that the payments will not be treated as “parachute payments.”

Under the agreement, the terms “change of control,” “cause,” and “good reason” have the following meanings:

•	“Change of control” means a change in the ownership or effective control or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 280G of the Internal Revenue Code; provided however, that an internal reorganization of the Company will not be considered a change of control.

•	“Cause” means any one or more of the following:

•	removal or discharge of Ms. Brown pursuant to order of any regulatory authority;

•	Ms. Brown perpetrates fraud, dishonesty, or other act of misconduct while performing services for the Company or for customers of the Company, or if Ms. Brown engages in conduct which, in the opinion of the Board of Directors, materially interferes with the performance of Ms. Brown’s duties or harms the reputation of the Company by reason of the adverse reaction of the community to such conduct;

•	Ms. Brown conceals from, or knowingly fails to disclose to, any federal regulatory authority, or the Board of Directors any material matters affecting the viability of the Company; or

•	Ms. Brown fails (or refuses) to faithfully or diligently perform any of the usual and customary duties of her employment and either fails to remedy the lapse or formulate a plan for its correction with the Company (if such failure is not susceptible to immediate correction) within thirty (30) days after notice from the Company.

•	“Good reason” means any one or more of the following:

•	elimination of any significant compensation or benefit plan benefiting Ms. Brown, unless the reduction or elimination is generally applicable to substantially all similarly situated employees (or similarly situated employees of a successor controlling entity of the Company) formerly benefited;

•	the assignment to Ms. Brown without her consent of any authority or duties materially inconsistent with her position as of the date of the agreement; or

•	a relocation or transfer of Ms. Brown’s principal place of employment that would require Ms. Brown to commute on a regular basis more than fifty (50) miles each way from her present place of employment.

Pursuant to the terms of this agreement, if Ms. Brown’s employment had terminated in connection with a change in control on December 31, 2007, the last business day of 2007, Ms. Brown would have received a lump-sum payment of $1,000,000 (equal to two times her annual base salary for the calendar year immediately preceding the change in control/ termination) as a result of the termination. The actual amount payable to Ms. Brown under this agreement can only be determined at the time of her termination.

Management Short-Term Incentive Plan.  Under the terms of the Management Short-Term Incentive Plan, no bonus payments are made if the executive’s employment is terminated prior to year end unless such termination is due to retirement or disability, or special disposition by the Compensation Committee. In the case of retirement or disability, the bonus payment will be prorated for the number of months of the year completed prior to termination and will be based on the actual level of corporate performance achieved during the performance period, and as approved by the Compensation Committee. Accordingly, assuming termination of employment on December 31, 2007, the participants in this plan will not be entitled to any incremental payments as a result of termination that would not already have been earned.

Equity Compensation Plans.  Under the terms of the Incentive Plan of 2001 and the Amended and Restated Fisher Communications Incentive Plan of 1995, in the event of a reorganization, merger or consolidation with one or more corporations, the Board of Directors may, in its sole discretion, provide a thirty day period immediately prior to such event during which optionees will have the right to exercise stock options in whole or in part without any limitations on exercisability. In addition, stock options and restricted stock rights granted under both plans accelerate upon termination of employment due to, death or disability and stock options accelerate upon termination of employment due to retirement after age sixty-five.

The table below reflects the value of accelerated stock options and restricted stock rights, as applicable, to each executive officer listed in the Summary Compensation Table, in the event a termination due to death or disability (none of the executives were retirement eligible) had occurred as of December 31, 2007, the last business day of 2007. The information in the table is based on the closing price of our common stock on December 31, 2007 ($37.96 per share). There is no value reflected in the table for the accelerated stock options because the exercise prices of all unvested stock options held by the executive officers are greater than the closing price of our common stock on December 31, 2007. The actual value to be received by the executives under the terms of their stock options and restricted stock rights can only be determined at the time of termination or at the time of a reorganization, merger or consolidation, as applicable.

Estimated Potential Value of Acceleration Under Equity Compensation Plans

Death or Disability
Name	($)

Colleen B. Brown
Stock Options	—
Restricted Stock Rights	204,984
S. Mae Fujita Numata
Stock Options	—
Restricted Stock Rights	60,736
Jodi A. Colligan
Stock Options	—
Restricted Stock Rights	27,331
Robert I. Dunlop
Stock Options	—
Restricted Stock Rights	51,626
Joseph L. Lovejoy
Stock Options	—
Restricted Stock Rights	42,515

2007 DIRECTOR COMPENSATION TABLE

Each of our non-employee directors received the following standard compensation in 2007:

• a $24,000 annual retainer;

• $1,000 for each Board of Directors’ meeting attended; and

• $1,000 for each committee meeting attended.

Our Chairman of the Board received a total annual retainer of $65,000. In addition, the Chairs of the Audit and Compensation Committees each received an additional annual retainer of $7,500. Directors are also reimbursed for reasonable travel expenses. Beginning with the second quarter of 2007, each non-employee director received 25% of the annual retainer in the form of a fully vested stock award for the number of shares of our common stock determined by dividing the amount of cash compensation to be received in the form of a stock award by the fair market value of our common stock on the last trading day of each quarter. Non-employee directors also were permitted to elect to receive all or any portion of their remaining annual retainer, committee Chair retainer(s), Board of Directors meeting fees and committee meeting fees in the form of a fully vested stock award.

The following table provides compensation information for 2007 for each member of our Board of Directors.

					Change in
					Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned or			Incentive Plan	Compensation	All Other
	Paid in Cash	Stock Awards	Option Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)(14)(15)	($)(15)	($)	($)	($)	($)

Deborah L. Bevier(1)	33,525	17,975	—	—	—	—	51,500
Colleen B. Brown(2)	—	—	—	—	—	—	—
James W. Cannon(3)	22,928	14,572	—	—	—	—	37,500
Phelps K. Fisher(4)	80,886	12,114	—	—	—	—	93,000
Carol H. Fratt(5)	10,000	—	—	—	—	—	10,000
Donald G. Graham, Jr.(6)	13,000	—	—	—	—	—	13,000
Donald G. Graham, III(7)	13,054	28,946	—	—	—	—	42,000
Richard L. Hawley(8)	39,551	4,449	—	—	—	—	44,000
Brian P. McAndrews(9)	8,076	26,924	—	—	—	—	35,000
Jerry A. St. Dennis(10)	24,321	16,678	—	—	—	—	41,000
George F. Warren, Jr.(11)	11,063	25,936	—	—	—	—	37,000
William W. Warren, Jr.(12)	33,874	6,126	—	—	—	—	40,000
Michael D. Wortsman(13)	13,023	2,977	—	—	—	—	16,000

(1)	Ms. Bevier is Chair of the Compensation Committee and also serves on the Audit Committee.

(2)	Ms. Brown did not receive any compensation for her services as a director. See Summary Compensation Table for disclosure related to Ms. Brown who is also an executive officer of the Company. Ms. Brown serves on the Executive Committee.

(3)	Mr. Cannon served as Chair of the Audit Committee until April 26, 2007. Mr. Cannon retired as a director on July 26, 2007. He served on the Audit, Compensation, Executive, Nominating and Corporate Governance and Planning Committees until his retirement.

(4)	Mr. Fisher is the Chairman of the Board. He also serves on the Audit, Compensation, Executive, and Planning Committees.

(5)	Ms. Fratt retired as a director on April 26, 2007. She served on the Nominating and Corporate Governance Committee until her retirement.

(6)	Mr. Donald Graham, Jr. retired as a director on April 26, 2007. He served as Chair of the Planning Committee and on the Executive Committee until his retirement.

(7)	Mr. Donald Graham, III serves on the Planning and Nominating and Corporate Governance Committees and he served on the Compensation Committee until April 26, 2007.

(8)	Mr. Hawley was elected as Chair of the Audit Committee on April 26, 2007. He also serves on the Nominating and Corporate Governance Committee.

(9)	Mr. McAndrews began serving on the Compensation Committee on April 26, 2007.

(10)	Mr. St. Dennis was elected as Chair of the Planning Committee on April 26, 2007. He also serves on the Nominating and Corporate Governance Committee.

(11)	Mr. George Warren, Jr. serves on the Nominating and Corporate Governance Committee and he served on the Compensation Committee until April 26, 2007.

(12)	Mr. William Warren, Jr. is Chair of the Nominating and Corporate Governance Committee and also serves on the Audit and Executive Committees.

(13)	Mr. Wortsman was elected as a director on July 26, 2007.

(14)	Reflects the dollar amount recognized for financial statement reporting purposes during 2007, in accordance with Financial Accounting Standards (“FAS”) 123(R), which is also equal to the grant date fair value of the awards. Assumptions used in the calculation of these amounts are included in footnote 11 to our audited financial statements for the fiscal year ended December 31, 2007 included in our annual report on Form 10-K filed on March 14, 2008.

(15)	None of the non-employee directors held any outstanding stock awards or option awards at December 31, 2007. See 2007 Outstanding Awards at Fiscal Year-End Table for a description of the outstanding awards held by Ms. Brown at December 31, 2007.

Equity Compensation Plan Information

The following table summarizes information with respect to options and other equity awards under Fisher Communication’s equity compensation plans as of December 31, 2007:

(c)
Number of securities
remaining
	(a)				available for future
	Number of securities to be		(b)		issuance under
	issued		Weighted average exercise		equity compensation
	upon exercise of		price of		plans (excluding
	outstanding options,		outstanding options, warrants and		securities reflected in
Plan Category	warrants and rights		rights		column (a))

Equity compensation plans approved by security holders	216,625	(1)	$45.61	(2)	318,875	(3)(4)(5)
Equity compensation plans not approved by security holders	—		—		—
Total	216,625	(1)	$45.61	(2)	318,875	(3)(4)(5)

(1)	Includes 17,120 shares subject to outstanding stock options and 199,505 outstanding restricted stock rights under the Incentive Plan of 2001 (the “2001 Plan”) and the Amended and Restated Fisher Communications Incentive Plan of 1995.

(2)	Includes restricted stock rights, which have no exercise price. The weighted-average exercise excluding the restricted stock rights is $49.52.

(3)	Represents shares available under the 2001 Plan, which will terminate by its terms on April 26, 2008, after which no further awards may be issued thereunder. If the Fisher Communications, Inc. 2008 Equity Incentive Plan (the “2008 Plan”) proposed in this proxy statement is approved by the Company’s shareholders at the Annual Meeting, a new 1,060,000 shares will be available for future issuance under the 2008 Plan. Please read “Proposal No. 2 — Approval of Fisher Communications, Inc. 2008 Equity Incentive Plan” for more information.

(4)	In addition to stock options, the 2001 Plan permits the granting of stock awards, restricted stock, restricted stock rights and performance stock rights. The type of awards and the number of shares of common stock subject to the awards granted under the 2001 Plan is in the discretion of the Compensation Committee of the Board of Directors, as administrator of the plan.

(5)	Each non-employee director receives 25% of his or her annual retainer in the form of a fully vested stock award under the 2001 Plan for the number of shares of the Company’s common stock determined by dividing the amount of cash compensation to be received in the form of a stock award by the fair market value of the Company’s common stock on the last trading day of each quarter. Non-employee directors also are permitted to elect to receive all or any portion of their remaining annual retainer, committee Chair retainer(s), Board of Directors meeting fees and committee meeting fees in the form of a fully vested stock award under the 2001 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information as of March 3, 2008 (or such earlier date as indicated in the tables’ footnotes), with respect to the shares of Company common stock beneficially owned by (i) the directors of the Company, (ii) the non-director executive officers of the Company named in the Summary Compensation Table (“named executive officers”), and (iii) each person known by the Company to own beneficially more than 5% of Company common stock. The number of shares beneficially owned by each shareholder is determined according to rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. As a consequence, several persons may be deemed to be the “beneficial owners” of the same shares. Except as noted below, each holder has sole voting and investment power with respect to shares of Company common stock listed as owned by such person or entity.

Directors:

	Shares of Common		Percentage of
Name	Stock Beneficially Owned		Common Stock

Deborah L. Bevier	396		*
Colleen B. Brown	12,000	(1)	*
Phelps K. Fisher	262,063	(2)	3.0%
Donald G. Graham, III	451,784	(3)	5.2%
Richard L. Hawley	98	(4)	*
Brian P. McAndrews	606		*
Jerry A. St. Dennis	375		*
George F. Warren, Jr.	460,984	(5)	5.3%
William W. Warren, Jr.	333,517	(6)	3.8%
Michael D. Wortsman	2,469	(7)	*

*	Less than 1%

(1)	Share amount includes 1,600 shares issued pursuant to vested restricted stock rights, 400 restricted stock rights that will vest within 60 days of March 3, 2008 and options to purchase 10,000 shares of our common stock that are exercisable within 60 days of March 3, 2008.

(2)	Mr. Phelps K. Fisher owns 85,227 shares. In addition, he has sole voting power and shared investment power as to 134,872 shares owned by the K. R. Fisher Investment Company. Pursuant to a power of attorney, Mr. Fisher votes 14,072 shares and 14,192 shares, respectively, owned by two of his adult sons. Also includes 11,000 shares owned by Mr. Fisher’s wife of which she has sole voting and investment power. Includes 2,700 shares subject to purchase within 60 days of March 3, 2008 upon the exercise of stock options.

(3)	Mr. Donald G. Graham, III, owns 15,053 shares. In addition, he shares investment power as to 436,731 shares owned by the O. D. Fisher Investment Company (see footnote 2 under the table entitled “Beneficial Owners of 5% or More of the Company’s Stock”).

(4)	Mr. Richard L. Hawley shares voting and investment power with respect to these shares with his wife.

(5)	Mr. George F. Warren, Jr. shares voting and investment power with respect to 8,903 shares with his wife. Includes 132,137 shares owned by the Lula Fisher Warren Trust, of which Mr. Warren is a trustee and 319,944 shares owned by the Warren Investment Company, of which Mr. Warren is a director and for which he shares voting and investment power. Mr. Warren is a first cousin of William W. Warren, Jr.

(6)	Mr. William W. Warren, Jr. shares voting and investment power with respect to 13,573 shares with his wife. Also includes 319,944 shares owned by the Warren Investment Company, of which Mr. Warren is a director and for which he shares voting and investment power. Mr. Warren is a first cousin of George F. Warren, Jr.

(7)	Mr. Wortsman is the trustee of The Wortsman Trust which holds these shares.

Named Executive Officers (excluding officers who are also directors) and Directors and Executive Officers as a Group:

	Shares of Common
Name	Stock Beneficially Owned		Percentage of Common Stock

S. Mae Fujita Numata	1,600	(1)	*
Jodi A. Colligan	2,200	(2)	*
Robert I. Dunlop	26,065	(3)	*
Joseph L. Lovejoy	2,620	(4)	*
All Executive Officers and Directors as a Group (14) persons)	1,236,833		14.1%

*	Less than 1%

(1)	Ms. Numata shares voting and investment power with respect to 400 shares with her husband. Share amount includes 400 shares acquired pursuant to restricted stock rights that vested on November 27, 2007 and options to purchase 1,200 shares of our common stock which are exercisable within 60 days of March 3, 2008.

(2)	Share amount includes 120 shares acquired upon exercise of vested stock options, 80 shares acquired pursuant to restricted stock rights that vested on March 7, 2007, 100 restricted stock rights that vested on December 4, 2007, options to purchase 1,820 shares of our common stock which are exercisable within 60 days of March 3, 2008 and 80 restricted stock rights which will be vested within 60 days of March 3, 2008.

(3)	Share amount includes 140 shares acquired pursuant to restricted stock rights that vested March 7, 2007, 200 restricted stock rights that vested on December 4, 2007, options to purchase 24,445 shares of our common stock which are exercisable within 60 days of March 3, 2008, and 140 restricted stock rights which will be vested within 60 days of March 3, 2008.

(4)	Share amount includes 80 shares acquired pursuant to restricted stock rights that vested on March 7, 2007, 200 restricted stock rights that vested on December 4, 2007, options to purchase 2,140 shares of our common stock which are exercisable within 60 days of March 3, 2008 and 200 restricted stock rights which will be vested within 60 days of March 3, 2008.

Beneficial Owners of 5% or More of the Company’s Stock
(See also “Security Ownership of Certain Beneficial Owners and Managers — Directors”)

			Percentage of
	Number of Shares of		Outstanding
Name and Address	Common Stock		Common Stock

Advisory Research, Inc.	869,265	(1)	10.0%
180 North Stetson Street, Suite 5500 Chicago, IL 60601
O. D. Fisher Investment Co.	436,731	(2)	5.0%
2801 Alaskan Way, Suite 300 Seattle, WA 98121
George D. Fisher	529,768	(3)	6.1%
P.O. Box 98549 Des Moines, WA 98198
GAMCO Investors, Inc.	1,516,097	(4)	17.4%
One Corporate Center Rye, NY 10580
William H. Gates III	455,700	(5)	5.2%
One Microsoft Way Redmond, WA 98052
Donald G. Graham, Jr.	715,653	(6)	8.2%
2801 Alaskan Way, Suite 300 Seattle, WA 98121-1128
Robin Knepper	437,488	(7)	5.0%
1634 Lake Washington Blvd. Seattle, WA 98122
Reed, Conner & Birdwell LLC	614,118	(8)	7.0%
11111 Santa Monica Blvd., Suite 1700 Los Angeles, CA 90025
TowerView LLC	564,000	(9)	6.5%
500 Park Avenue New York, NY 10022

(1)	Information is based solely on a Schedule 13G/A filed with the Securities and Exchange Commission (“SEC”) on February 13, 2008.

(2)	The 436,731 shares owned by O. D. Fisher Investment Company (“ODFICO”) are also reported as beneficially owned by Ms. Robin Knepper and Messrs. Donald G. Graham, Jr. and Donald G. Graham, III. Mr. Graham, Jr., Mr. Graham III, and Ms. Knepper disclaim beneficial ownership of the shares held by ODFICO except to the extent of their pecuniary interest therein.

(3)	Mr. George D. Fisher owns 4,800 shares. In addition, he shares voting and investment power as one of three trustees of the D. R. Fisher Trust, as to the 353,504 shares held by such trust. Mr. Fisher is also President and a director of the D. R. Fisher Company, which owns 171,464 shares, and he shares voting and investment power with respect to such shares.

(4)	Represents shares held by GAMCO Investors, Inc. and various other entities which are directly or indirectly controlled by Mario J. Gabelli and for which he acts as chief investment officer, including registered investment companies and pension plans. This information is based solely upon the contents of Amendment No. 20 to Schedule 13D/A, filed with the SEC on February 26, 2008, by Mario J. Gabelli and related entities.

(5)	Based solely on information provided by in a Schedule 13D filed with the SEC by Cascade Investment, LLC (“Cascade”) and Mr. William H. Gates III on March 7, 2003, the reported shares are owned by Cascade. Mr. Gates is the sole member of Cascade.

(6)	Mr. Donald G. Graham, Jr. owns 51,410 shares. In addition, he has sole voting power and shared investment power as to 436,731 shares owned by ODFICO. Additionally, Mr. Graham has voting and investment power as to 36,960 shares held by a trust under the will of his deceased wife, Felecia A. Graham, of which he is the trustee. He also has voting power as to a total of 190,552 shares held by a trust under the will of Nellie Hughes Fisher, and a trust under the will of O.D. Fisher. This information is based solely on Amendment No. 6 to Schedule 13G/A filed with the SEC on February 12, 2008.

(7)	Ms. Knepper owns 757 shares. In addition, Ms. Knepper shares investment power as to the 436,731 shares held by the ODFICO Investment Company.

(8)	This information is based solely a Schedule 13G/A filed on February 14, 2008.

(9)	This information is based solely on Amendment No. 1 to Schedule 13G/A filed with the SEC on January 11, 2008.

TRANSACTIONS WITH RELATED PARTIES

None.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

On an annual basis, each director and executive officer of the Company must complete a Director and Officer Questionnaire that requires disclosure of any transaction, arrangement or relationship with the Company during the last fiscal year, or any currently proposed transaction, arrangement or relationship, in which the director or executive officer, or any member of his or her immediate family, had a direct or indirect material interest. Any transaction, arrangement or relationship disclosed in the Director and Officer Questionnaire submitted by a director or executive officer is reviewed and considered by the Board of Directors in making independence determinations with respect to directors and resolving any conflicts of interest that may be implicated.

Our directors and executive officers are expected to disclose to the Chairman of the Board or President and Chief Executive Officer the material facts of any transaction that could be considered a related person transaction promptly upon gaining knowledge of the transaction. A related person transaction is generally defined as any transaction required to be disclosed under Item 404(a) of Regulation S-K, the Securities and Exchange Commission’s related person transaction disclosure rule.

Any transaction reported to the Chairman of the Board or President and Chief Executive Officer is reviewed according to the following procedures:

•	If the Chairman of the Board or President and Chief Executive Officer determines that disclosure of the transaction is not required under the Securities and Exchange Commission’s related person transaction disclosure rule, the transaction will be deemed approved and will be reported to the Audit Committee and the Nominating and Corporate Governance Committee.

•	If disclosure is required, the Chairman of the Board or President and Chief Executive Officer will submit the transaction to the Audit Committee and the Nominating and Corporate Governance Committee, who will review and, if authorized, will determine whether to approve or ratify the transaction.

When determining whether to approve or ratify a related person transaction, the Audit Committee and the Nominating and Corporate Governance Committee will review relevant facts regarding the related person transaction, including:

•	The extent of the related person’s interest in the transaction;

•	Whether the terms are comparable to those generally available in arms’ length transactions; and

•	Whether the related person transaction is consistent with the best interests of the Company.

If any related person transaction is not approved or ratified, the Audit Committee and the Nominating and Corporate Governance Committee may take such action as they may deem necessary or desirable in the best interests of the Company and its shareholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, (“Section 16(a)”) requires that all executive officers and directors of the Company and all persons who beneficially own more than 10 percent of outstanding Company common stock file reports with the Securities and Exchange Commission with respect to beneficial ownership of the Company’s securities. The Company has adopted procedures to assist its directors and executive officers in complying with the Section 16(a) filings.

Based solely upon the Company’s review of the copies of the filings which it received with respect to the fiscal year ended December 31, 2007, or written representations from certain reporting persons, the Company believes that all reporting persons made all filings required by Section 16(a) on a timely basis during the fiscal year ended December 31, 2007.

OTHER BUSINESS

The Board of Directors knows of no other matters to be brought before the shareholders at the Annual Meeting. If other matters are properly presented for a vote at the Annual Meeting, the Proxy holders will vote shares represented by properly executed Proxies as recommended by the Board of Directors or, if no recommendation is given, in their discretion in accordance with their judgment on such matters.

At the Annual Meeting, management will report on the Company’s business and shareholders will have the opportunity to ask questions.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS

Proposals of shareholders that are intended to be presented at our 2009 Annual Meeting of Shareholders must be received by us no later than November 25, 2008 in order to be included in the Proxy Statement and form of Proxy relating to that annual meeting. A shareholder must have continuously held at least $2,000 in market value, or 1%, of the Company’s outstanding common stock for at least one year by the date of submission of the proposal, and the shareholder must continue to own such stock through the date of the meeting.

In addition, shareholders that intend to present a proposal that will not be included in the Proxy Statement and form of Proxy must give timely notice of the proposal to the Company not earlier than December 31, 2008 and not later than January 30, 2009. Furthermore, receipt by the Company of any such proposal from a qualified shareholder in a timely manner will not guarantee its inclusion in the proxy materials or its presentation at the 2009 Annual Meeting, because there are other relevant requirements in the SEC’s proxy rules.

For proposals that are timely filed, the Company retains discretion to vote proxies it receives provided that (1) the Company includes in its Proxy Statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (2) the proponent does not issue a proxy statement.

ANNUAL REPORT TO SHAREHOLDERS

Upon written request, any shareholder may obtain without charge a copy of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 for the year ended December 31, 2007, including the financial statements and the financial statement schedules. Written requests for the Form 10-K should be addressed to Investor Relations, Fisher Communications, Inc., 100 4th Avenue N., Suite 510, Seattle, Washington 98109.

March 25, 2008

BY ORDER OF THE BOARD OF DIRECTORS

APPENDIX A

FISHER COMMUNICATIONS, INC. 2008 EQUITY INCENTIVE PLAN

SECTION 1.  PURPOSE

The purpose of the Fisher Communications, Inc. 2008 Equity Incentive Plan is to attract, retain and motivate employees, officers and directors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s shareholders.

SECTION 2.  DEFINITIONS

Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.

SECTION 3.  ADMINISTRATION

3.1  Administration of the Plan

The Plan shall be administered by the Board or the Committee, which shall be composed of two or more directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission and an “outside director” within the meaning of Section 162(m) of the Code, or any successor provision thereto.

3.2  Administration and Interpretation by Committee

(a) Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a Committee composed of members of the Board, to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash or shares of Common Stock or canceled or suspended; (vii) determine whether, to what extent and under what circumstances cash, shares of Common Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; (viii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (ix) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan; (x) delegate ministerial duties to such of the Company’s employees as it so determines; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) In no event, however, shall the Committee have the right, without shareholder approval, to (i) cancel or amend outstanding Options or SARs for the purpose of repricing, replacing or regranting such Options or SARs with Options or SARs that have a purchase or grant price that is less than the purchase or grant price for the original Options or SARs except in connection with adjustments provided in Section 15, or (ii) issue an Option or amend an outstanding Option to provide for the grant or issuance of a new Option on exercise of the original Option.

(c) The effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s working less than full-time shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors or executive officers, by the Committee, whose determination shall be final.

(d) Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any shareholder and any Eligible Person. A majority of the members of the Committee may determine its actions.

SECTION 4.  SHARES SUBJECT TO THE PLAN

4.1  Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 15.1, a maximum of 1,060,000 shares of Common Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares.

4.2  Share Usage

(a) Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award, or (ii) covered by an Award that is settled in cash, or in a manner such that some or all of the shares of Common Stock covered by the Award are not issued, shall be available for Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award.

(b) The Committee shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c) Notwithstanding anything in the Plan to the contrary, the Committee may grant Substitute Awards under the Plan. Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination, then, to the extent determined by the Board or the Committee, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or a Related Company prior to such acquisition or combination. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger, consolidation or statutory share exchange is completed is approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

(d) Notwithstanding the other provisions in this Section 4.2, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 15.1.

SECTION 5.  ELIGIBILITY

An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects.

SECTION 6.  AWARDS

6.1  Form, Grant and Settlement of Awards

The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone or in addition to or in tandem with any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

6.2  Evidence of Awards

Awards granted under the Plan shall be evidenced by a written notice or agreement (including an electronic notice or agreement) that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.

6.3  Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of any Award if and to the extent set forth in the notice or agreement evidencing the Award at the time of grant. If any such deferral election is permitted or required, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents, including converting such credits to deferred stock unit equivalents; provided, however, that the terms of any deferrals under this Section 6.3 shall comply with all applicable law, rules and regulations, including, without limitation, Section 409A of the Code.

6.4  Dividends and Distributions

Participants may, if and to the extent the Committee so determines and sets forth in the notice or agreement evidencing the Award at the time of grant, be credited with dividends paid with respect to shares of Common Stock underlying an Award in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units.

SECTION 7.  OPTIONS

7.1  Grant of Options

The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2  Option Exercise Price

The exercise price for shares purchased under an Option shall be at least 100% of the Fair Market Value of the Common Stock on the Grant Date (and, with respect to Incentive Stock Options, shall not be less than the minimum exercise price required by Section 422 of the Code), except in the case of Substitute Awards.

7.3  Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be ten years from the Grant Date.

7.4  Exercise of Options

The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time. To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to or as directed or approved by the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Sections 7.5 and 13. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5  Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include:

(a) cash;

(b) check or wire transfer;

(c) having the Company withhold shares of Common Stock that would otherwise be issued on exercise of the Option that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(d) tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock owned by the Participant that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(e) so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

(f) such other consideration as the Committee may permit.

7.6  Effect of Termination of Service

The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time. If the exercise of the Option following a Participant’s Termination of Service, but while the Option is otherwise exercisable, would be prohibited solely because the issuance of Common Stock would violate either the registration requirements under the Securities Act or the Company’s insider trading policy, then the Option shall remain exercisable until the earlier of (a) the Option Expiration Date and (b) the expiration of a period of three months (or such longer period of time as determined by the Committee in its sole discretion) after the Participant’s Termination of Service during which the exercise of the Option would not be in violation of such Securities Act or insider trading policy requirements.

Notwithstanding the foregoing, in case a Participant’s Termination of Service occurs for Cause, all Options granted to the Participant shall automatically expire upon first notification to the Participant of such termination, unless the Committee determines otherwise. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option shall likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after a Participant’s Termination of Service, any Option then held by the Participant may be immediately terminated by the Committee, in its sole discretion.

SECTION 8.  INCENTIVE STOCK OPTION LIMITATIONS

Notwithstanding any other provisions of the Plan, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder.

SECTION 9.  STOCK APPRECIATION RIGHTS

9.1  Grant of Stock Appreciation Rights

The Committee may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Committee shall determine in its sole discretion. An SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.2. An SAR may be exercised upon such terms and conditions and for the term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the maximum term of a freestanding SAR shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

9.2  Payment of SAR Amount

Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock on the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

9.3  Waiver of Restrictions

Subject to Section 18.5, the Committee, in its sole discretion, may waive any other terms, conditions or restrictions on any SAR under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 10.  STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

10.1  Grant of Stock Awards, Restricted Stock and Stock Units

The Committee may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

10.2  Vesting of Restricted Stock and Stock Units

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Committee, and subject to the provisions of Section 13, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

10.3  Waiver of Restrictions

Subject to Section 18.5, the Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 11.  PERFORMANCE AWARDS

11.1  Performance Shares

The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the instrument evidencing the Award, cash, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. Subject to Section 18.5, the amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

11.2  Performance Units

The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of cash, which value may be paid to the Participant by delivery of cash, shares of Common Stock, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. Subject to Section 18.5, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

SECTION 12.  OTHER STOCK OR CASH-BASED AWARDS

Subject to the terms of the Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan.

SECTION 13.  WITHHOLDING

The Company may require the Participant to pay to the Company the amount of (a) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (b) any amounts due from the Participant to the Company or to any Related Company (“other obligations”). The Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

The Committee may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested, in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations. The value of the shares so withheld or tendered may not exceed the employer’s minimum required tax withholding rate.

SECTION 14.  ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award subject to such terms and conditions as the Committee shall specify.

SECTION 15.  ADJUSTMENTS

15.1  Adjustment of Shares

In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, statutory share exchange distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2; (iii) the maximum numbers and kind of securities set forth in Section 16.3; and (iv) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Committee, as to the terms of any of the foregoing adjustments shall be conclusive and binding.

Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction shall not be governed by this Section 15.1 but shall be governed by Sections 15.2 and 15.3, respectively.

15.2  Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

15.3  Change in Control

Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, in the event of a Change in Control:

(a) All outstanding Awards, other than Performance Shares and Performance Units, shall become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions shall lapse, immediately prior to the Change in Control and shall terminate at the effective time of the Change in Control; provided, however, that with respect to a Change in Control that is a Company Transaction, such Awards shall become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions shall lapse, only if and to the extent such Awards are not converted, assumed or replaced by the Successor Company.

For the purposes of this Section 15.3(a), an Award shall be considered converted, assumed or replaced by the Successor Company if following the Company Transaction the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Company Transaction, the consideration (whether stock, cash or other securities or property) received in the Company Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Company Transaction is not solely common stock of the Successor Company, the Committee may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Company Transaction. The determination of such substantial equality of value of consideration shall be made by the Committee, and its determination shall be conclusive and binding.

Except as otherwise provided in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, any such Awards that are converted, assumed or substituted for in the Company Transaction and do not otherwise accelerate at that time shall automatically become fully vested and exercisable with respect to 100% of the unvested portion of the Award, and all applicable deferral and restriction limitations or forfeiture provisions shall lapse, in the event that the Participant’s employment with the Successor Company should terminate (i) in connection with such Company Transaction or (ii) subsequently within one year following such Company Transaction, unless such employment is terminated by the Successor Company for Cause or by the Participant voluntarily without Good Reason.

(b) All Performance Shares or Performance Units earned and outstanding as of the date the Change in Control is determined to have occurred shall be payable in full at the target level in accordance with the payout schedule pursuant to the instrument evidencing the Award. Any remaining Performance Shares or Performance Units (including any applicable performance period) for which the payout level has not been determined shall be prorated at the target payout level up to and including the date of such Change in Control and shall be payable in full at the target level in accordance with the payout schedule pursuant to the instrument evidencing the Award. Any existing deferrals or other restrictions not waived by the Committee in its sole discretion shall remain in effect.

(c) Notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide in the event of a Change in Control that is a Company Transaction that a Participant’s outstanding Awards shall terminate upon or immediately prior to such Company Transaction and that such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the value of the per share consideration received by holders of Common Stock in the Company Transaction, or, in the event the Company Transaction is one of the transactions listed under subsection (c) in the definition of Company Transaction or otherwise does not result in direct receipt of consideration by holders of Common Stock, the value of the deemed per share consideration received, in each case as determined by the Committee in its sole discretion, multiplied by the number of shares of Common Stock subject to such outstanding Awards (to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Committee in its sole discretion) exceeds (y) if applicable, the respective aggregate exercise price or grant price for such Awards.

(d) Further notwithstanding the foregoing, the Committee, in its sole discretion, may instead determine the effect of a Change in Control on outstanding Awards at the time of the Change in Control and in light of the circumstances surrounding the Change in Control.

15.4  Further Adjustment of Awards

Subject to Sections 15.2 and 15.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.

15.5  No Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

15.6  Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

15.7  Section 409A of the Code

Notwithstanding anything in this Plan to the contrary, (a) any adjustments made pursuant to this Section 15 or any other amendments to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code and (b) any adjustments made pursuant to Section 15 or any other amendments to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment or amendment the Awards either (i) continue not to be subject to Section 409A of the Code or (ii) comply with the requirements of Section 409A of the Code.

SECTION 16.  CODE SECTION 162(m) PROVISIONS

Notwithstanding any other provision of the Plan, if the Committee determines, at the time Awards are granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 16 is applicable to such Award.

16.1  Performance Criteria

If an Award is subject to this Section 16, then the lapsing of restrictions thereon and the distribution of cash or shares of Common Stock pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following “performance criteria” for the Company as a whole or any business unit of the Company, as reported or calculated by the Company: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total shareholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics (together, the “Performance Criteria”).

Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s annual report to shareholders for the applicable year, (vi) acquisitions or divestitures, (vii) foreign exchange gains and losses, and (viii) gains and losses on asset sales. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that satisfies all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code, or any successor provision thereto.

16.2  Adjustment of Awards

Notwithstanding any provision of the Plan other than Section 15, with respect to any Award that is subject to this Section 16, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Covered Employee.

16.3  Limitations

Subject to adjustment from time to time as provided in Section 15.1, no Covered Employee may be granted Awards other than Performance Units subject to this Section 16 in any calendar year period with respect to more than 200,000 shares of Common Stock for such Awards, except that the Company may make additional onetime grants of such Awards for up to 250,000 shares to newly hired or newly promoted individuals, and the maximum dollar value payable with respect to Performance Units or other awards payable in cash subject to this Section 16 granted to any Covered Employee in any one calendar year is $1,000,000.

The Committee shall have the power to impose such other restrictions on Awards subject to this Section 16 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code, or any successor provision thereto.

SECTION 17.  AMENDMENT AND TERMINATION

17.1  Amendment, Suspension or Termination

The Board or the Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, shareholder approval shall be required for any amendment to the Plan; and provided, further, that any amendment that requires shareholder approval may be made only by the Board. Subject to Section 17.3, the Committee may amend the terms of any outstanding Award, prospectively or retroactively.

17.2  Term of the Plan

Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the later of (a) the Effective Date and (b) the approval by the shareholders of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

17.3  Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 15 shall not be subject to these restrictions.

SECTION 18.  GENERAL

18.1  No Individual Rights

No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

18.2  Issuance of Shares

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (a) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (b) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Committee may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

18.3  Indemnification

Each person who is or shall have been a member of the Board, or a committee appointed by the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

18.4  No Rights as a Shareholder

Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Stock Award, shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

18.5  Compliance with Laws and Regulations

In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

Any Award granted pursuant to the Plan is intended to comply with the requirements of Section 409A of the Code, including any applicable regulations and guidance issued thereunder, and including transition guidance, to the extent Section 409A of the Code is applicable thereto, and the terms of the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with this intention to the extent the Committee deems necessary or advisable to comply with Section 409A of the Code and any official guidance issued thereunder. Any payment or distribution that is to be made under the Plan (or pursuant to an Award under the Plan) to a Participant who is a “specified employee” of the Company within the meaning of that term under Section 409A of the Code and as determined by the Committee, on account of a “separation from service” within the meaning of that term under Section 409A of the Code, may not be made before the date which is six months after the date of such “separation from service,” unless the payment or distribution is exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. Notwithstanding any other provision in the Plan, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A of the Code; provided, however, that the Committee makes no representations that Awards granted under the Plan shall be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to Awards granted under the Plan.

18.6  No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

18.7  Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

18.8  Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

18.9  Choice of Law and Venue

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of law. Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of Washington.

18.10  Legal Requirements

The granting of Awards and the issuance of shares of Common Stock under the Plan are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

SECTION 19.  EFFECTIVE DATE

The effective date (the “Effective Date”) is the date on which the Plan is approved by the shareholders of the Company. If the shareholders of the Company do not approve the Plan within 12 months after the Board’s adoption of the Plan, any Incentive Stock Options granted under the Plan will be treated as Nonqualified Stock Options.

APPENDIX A

DEFINITIONS

As used in the Plan,

“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

“Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit, Performance Share, Performance Unit, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.

“Board” means the Board of Directors of the Company.

“Cause,” unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means dishonesty, fraud, serious or willful misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by law (except minor violations), in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Committee, whose determination shall be conclusive and binding.

“Change in Control,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means the occurrence of any of the following events:

(a) an acquisition by any Entity of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege where the security being so converted was not acquired directly from the Company by the party exercising the conversion privilege, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Company, or (iv) an acquisition by any Entity pursuant to a transaction that meets the conditions of clauses (i), (ii) and (iii) set forth in the definition of Company Transaction or (v) any acquisition approved by the Board;

(b) a change in the composition of the Board during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of the two-year period, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be considered a member of the Incumbent Board; or

(c) consummation of a Company Transaction.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board.

“Common Stock” means the common stock, par value $1.25 per share, of the Company.

“Company” means Fisher Communications, Inc., a Washington corporation.

“Company Transaction,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of:

(a) a merger or consolidation of the Company with or into any other company;

(b) a statutory share exchange pursuant to which the Company’s outstanding shares are acquired or a sale in one transaction or a series of transactions undertaken with a common purpose of at least a majority of the Company’s outstanding voting securities; or

(c) a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company’s assets, excluding, however, in each case, a transaction pursuant to which

(i) the Entities who are the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Company Transaction will beneficially own, directly or indirectly, at least a majority of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Successor Company in substantially the same proportions as their ownership, immediately prior to such Company Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities;

(ii) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, a Related Company or a Successor Company) will beneficially own, directly or indirectly, 40% or more of, respectively, the outstanding shares of common stock of the Successor Company or the combined voting power of the outstanding voting securities of the Successor Company entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Company Transaction; and

(iii) individuals who were members of the Incumbent Board will immediately after the consummation of the Company Transaction constitute at least a majority of the members of the board of directors of the Successor Company.

Where a series of transactions undertaken with a common purpose is deemed to be a Company Transaction, the date of such Company Transaction shall be the date on which the last of such transactions is consummated.

“Covered Employee” means a “covered employee” as that term is defined for purposes of Section 162(m)(3) of the Code or any successor provision.

“Disability,” unless otherwise defined by the Committee for purposes of the Plan in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Committee, whose determination shall be conclusive and binding.

“Effective Date” has the meaning set forth in Section 19.

“Eligible Person” means any person eligible to receive an Award as set forth in Section 5.

“Entity” means any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the closing price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.

“Good Reason,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means the occurrence of any of the following events or conditions after a Company Transaction and without the consent of the Participant, the notification of the existence of such event or condition by the Participant to the Successor Company within 90 days of its initial existence, and the failure of the Successor Company to cure such event or condition within 30 days after receipt of such written notice from the Participant:

(a) a material diminution in the Participant’s base compensation;

(b) a material diminution in the Participant’s authority, duties or responsibilities; or

(c) the Successor Company’s requiring the Participant to be based at any place outside a 50-mile radius of his or her place of employment prior to the Company Transaction, except for reasonably required travel on the Successor Company’s business that is not materially greater than such travel requirements prior to the Company Transaction.

“Grant Date” means the later of (a) the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee and (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined for purposes of Section 422 of the Code or any successor provision.

“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

“Option” means a right to purchase Common Stock granted under Section 7.

“Option Expiration Date” means the last day of the maximum term of the Option.

“Outstanding Company Common Stock” has the meaning set forth in the definition of “Change in Control.”

“Outstanding Company Voting Securities” has the meaning set forth in the definition of “Change in Control.”

“Parent Company” means a company or other entity which as a result of a Company Transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries.

“Participant” means any Eligible Person to whom an Award is granted.

“Performance Award” means an Award of Performance Shares or Performance Units granted under Section 11.

“Performance Criteria” has the meaning set forth in Section 16.1.

“Performance Share” means an Award of units denominated in shares of Common Stock granted under Section 11.1.

“Performance Unit” means an Award of units denominated in cash granted under Section 11.2.

“Plan” means the Fisher Communications, Inc. 2008 Equity Incentive Plan.

“Related Company” means any entity that is directly or indirectly controlled by, in control of or under common control with the Company.

“Restricted Stock” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Committee.

“Retirement,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means “Retirement” as defined for purposes of the Plan by the Committee or the Company’s chief human resources officer or other person performing that function or, if not so defined, means Termination of Service on or after the date the Participant reaches “normal retirement age,” as that term is defined in Section 411(a)(8) of the Code.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stock Appreciation Right” or “SAR” means a right granted under Section 9.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.

“Stock Award” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are not subject to restrictions prescribed by the Committee.

“Stock Unit” means an Award denominated in units of Common Stock granted under Section 10.

“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

“Successor Company” means the surviving company, the successor company or Parent Company, as applicable, in connection with a Company Transaction.

“Termination of Service” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors and executive officers, by the Committee, whose determination shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company. A Participant’s change in status from an employee of the Company or a Related Company to a consultant, advisor, independent contractor or non-employee director of the Company or a Related Company shall be considered a Termination of Service for purposes of an Award, and a change in status from a non-employee director of the Company or a Related Company to an employee of the Company or a Related Company shall not be considered a Termination of Service for purposes of an Award.

“Vesting Commencement Date” means the Grant Date or such other date selected by the Committee as the date from which an Award begins to vest.

Directions to Fisher Plaza

From I-5

If you are driving to Fisher Plaza take the Mercer Street exit, turn right onto Fairview Avenue and then left onto Valley Street which becomes Broad Street. Turn left off Broad onto 5th Avenue and then turn right onto John Street to enter the Fisher Plaza parking garage on the left.

Parking at Fisher Plaza

The Fisher Plaza Parking Garage entrance is on John Street. This is a three-level underground, parking garage providing elevator access to Fisher Plaza.

In the garage there are elevators marked “Public Elevators.” Once in the elevator, press the button labeled “Lobby.” This will take you to the first floor lobby of Fisher Plaza. You will then be escorted into another elevator and taken to the 5th floor.

FSCI-PS-08

FISHER COMMUNICATIONS, INC.
ADMISSION CARD

Annual Meeting of Shareholders
Wednesday, April 30, 2008 - 10 A.M.

Fisher Plaza
140 4th Avenue North
Seattle, Washington

Upon arrival, please present this admission
ticket and photo identification at the
registration desk.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+

	01 - Richard L. Hawley (for a three year term)	☐	☐	02 - George F. Warren, Jr. (for a three year term)	☐	☐	03 - William W. Warren, Jr. (for a three year term)	☐	☐

		For	Withhold

	04 - Michael D. Wortsman (for a three year term)	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Approval of the Fisher Communications, Inc. 2008 Equity Incentive Plan.	☐	☐	☐	3.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.

☐
C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign your name below. When signing as attorney, administrator, executor, guardian or trustee, please give title as such. Joint owners should each sign. An authorized person should sign on behalf of corporations, partnerships, associations, etc. and give his or her title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

+

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — FISHER COMMUNICATIONS

PROXY FOR 2008 ANNUAL MEETING OF SHAREHOLDERS OF FISHER COMMUNICATIONS, INC.
PLEASE SIGN AND RETURN IMMEDIATELY
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Phelps K. Fisher and William W. Warren, Jr. and both of them (with full power to act alone) as proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all common shares of the undersigned of Fisher Communications, Inc. (the “Company”) at the 2008 annual meeting of its shareholders to be held at Fisher Plaza, 140 4th Avenue North, Seattle, Washington, at 10:00 a.m., Wednesday, April 30, 2008, or any postponements, continuations and adjournments thereof, as indicated with respect to the proposal on the reverse side and, in their discretion, upon all other matters that may properly come before the meeting.
The Board of Directors unanimously recommends a vote “FOR” the proposals described on the reverse side. This proxy, when properly signed, will be voted in the manner directed herein by the undersigned shareholder. If no directions are given, the shares represented by this proxy will be voted “FOR” all nominees in Item 1, “FOR” approval of the Fisher Communications, Inc. 2008 Equity Incentive Plan in Item 2, and “FOR” ratification of the appointment of PricewaterhouseCoopers LLP in Item 3, and in accordance with the recommendation of the Board of Directors or, if no recommendation is given, in accordance with the discretion of the persons named as proxies herein on any other matters that may properly come before the Annual Meeting.
The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement.
Please execute this Proxy whether or not you plan to attend in person, and return the Proxy promptly in the envelope provided so that your stock will be represented in all events and so that we may have a quorum.
In giving this Proxy, I understand that I may personally vote my shares if I attend the meeting, notwithstanding that I have previously executed and returned the Proxy to the Company.